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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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                             Preliminary Termsheet
                                [$624,177,000]
                                  Approximate

                 Morgan Stanley Mortgage Loan Trust 2006-13ARX
                               (Issuing Entity)

             Mortgage Pass-Through Certificates, Series 2006-13ARX

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

          IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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                         [$624,177,000] (Approximate)
                 Morgan Stanley Mortgage Loan Trust 2006-13ARX
                               (Issuing Entity)

             Mortgage Pass-Through Certificates, Series 2006-13ARX

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                    Wells Fargo Bank, National Association
                               (Master Servicer)

                            Transaction Highlights

                                                                                        Modified Duration
Offered                                        Expected Ratings       Avg Life to       To Call(1)(2)(3) /
Classes     Description       Balance(4)         S&P / Moody's     Call(1)(2)/Mty(2)        Mty (2)(3)
  A-1          Floater       $288,000,000          AAA / Aaa          0.90 / 0.90          0.86 / 0.86
  A-2          Floater       $182,000,000          AAA / Aaa          3.50 / 3.50          3.12 / 3.12
  A-3          Floater        $57,447,000          AAA / Aaa          6.45 / 8.56          5.34 / 6.62
  A-4          Floater        $58,605,000          AAA / Aaa          2.41 / 2.64          2.13 / 2.27
  M-1          Floater        $8,507,000          [AA+] / Aa1         4.46 / 4.85          3.85 / 4.10
  M-2          Floater        $7,878,000          [AA] / Aa2          4.43 / 4.78          3.83 / 4.06
  M-3          Floater        $4,411,000          [AA-] / Aa3         4.43 / 4.73          3.82 / 4.02
  M-4          Floater        $3,781,000           [A+] / A1          4.43 / 4.69          3.82 / 3.99
  M-5          Floater        $3,466,000           [A] / A2           4.40 / 4.61          3.80 / 3.93
  M-6          Floater        $2,205,000           [A-] / A3          4.40 / 4.54          3.79 / 3.88
  B-1          Floater        $2,521,000         [BBB+] / Baa1        4.40 / 4.46          3.74 / 3.78
  B-2          Floater        $2,205,000         [BBB] / Baa2         4.35 / 4.35          3.69 / 3.69
  B-3          Floater        $3,151,000         [BBB-] / Baa3        4.12 / 4.12          3.46 / 3.46
  A-R            WAC             $100              AAA / Aaa
   OC                                                                          Not Offered Hereby
   P

                                       Initial
Offered      Payment Window To      Subordination
Classes     Call(1)(2) / Mty(2)       Level(5)       Benchmark
  A-1         1 - 24 / 1 - 24          16.30%       1 Mo LIBOR
  A-2        24 - 72 / 24 - 72         16.30%       1 Mo LIBOR
  A-3        72 - 78 / 72 - 185        16.30%       1 Mo LIBOR
  A-4         1 - 78 / 1 - 185          7.00%       1 Mo LIBOR
  M-1        39 - 78 / 39 - 123         5.65%       1 Mo LIBOR
  M-2        38 - 78 / 38 - 117         4.40%       1 Mo LIBOR
  M-3        38 - 78 / 38 - 108         3.70%       1 Mo LIBOR
  M-4        38 - 78 / 38 - 102         3.10%       1 Mo LIBOR
  M-5        37 - 78 / 37 - 97          2.55%       1 Mo LIBOR
  M-6        37 - 78 / 37 - 90          2.20%       1 Mo LIBOR
  B-1        37 - 78 / 37 - 85          1.80%       1 Mo LIBOR
  B-2        37 - 78 / 37 -78           1.45%       1 Mo LIBOR
  B-3        37 - 71 / 37 - 71          0.95%       1 Mo LIBOR
  A-R       Not Offered Hereby
   OC
   P

Notes:

(1)   Certificates are priced to a 10% Optional Termination or Auction Call.
(2)   Based on the prepayment assumption of 30% CPR.
(3)   Assumes pricing at par.
(4)   Bond sizes subject to a variance of plus or minus 10%.
(5) Subordination Levels are preliminary, subject to final Rating Agency approval and a variance of plus or minus 1.50%.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

This information should be read in conjunction with the Free Writing Prospectus dated July 13, 2006 (the "Free Writing Prospectus")


Issuing Entity:         Morgan Stanley Mortgage Loan Trust 2006-13ARX.

Depositor:              Morgan Stanley Capital I Inc.  The offered certificates will be issued under the depositor's registration statement (File No. 333-130684 with the Securities and Exchange Commission).

Sponsor:                Morgan Stanley Mortgage Capital Inc.

Originators:            Morgan Stanley Mortgage Capital Inc., the Sponsor, is expected to be the originator for approximately 86.13% of the Mortgage Loans. No other originator is expected to have originated more than 10% of the Mortgage Loans by principal balance.

Servicers:              GMAC Mortgage Corporation is expected to be the initial servicer of approximately  95.18%
                        of the Mortgage Loans by principal balance. See Exhibit 2. No other servicer is expected to be the direct servicer for more than 10% of the Mortgage Loans by principal balance.

Servicing Fee:          The Servicing Fee Rate for the Mortgage Loans is expected to be between 0.250%
                        and 0.375% per annum. The weighted average Servicing Fee Rate as of the
                        Cut-off Date is expected to be approximately 0.370% per annum.

                        For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period between the servicer remittance date and the
                        Distribution Date. From its compensation, the master servicer will pay the fees of the Securities Administrator, the Trustee and any Custodians' ongoing
                        (safekeeping and loan file release only) fees.

Expense Fee:            The Expense Fee Rate with respect to each Mortgage Loan and any Distribution Date will be the related Servicing Fee Rate and, if applicable, the interest premium charged by the related lenders for mortgage insurance on LPMI Mortgage Loans.

Servicer Remittance     Generally,  the 18th of the  month in which  the  Distribution  Date
Date:                   occurs.

Auction Administrator/
Master Servicer/
Securities
Administrator:          Wells Fargo Bank, National Association.

Trustee:                LaSalle Bank, National Association.

Swap Counterparty:      Morgan Stanley Capital Services Inc.

Managers:               Morgan Stanley (sole lead manager).

Rating Agencies:        The Offered Certificates are expected to be rated by Standard &
                        Poor's and Moody's Investors Service, Inc.

Offered Certificates:   The Class A, Class M and Class B Certificates.

Non Offered             The Class A-R, Class OC and Class P Certificates.
Certificates:

Senior Certificates:    The Class A and Class A-R Certificates.


Class A Certificates:   The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                    Page 3
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MORGAN STANLEY                                               September 13, 2006
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Class M Certificates:   The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class
                        M-6 Certificates.

Class B Certificates:   The Class B-1, Class B-2 and Class B-3 Certificates.

Subordinate             The Class M and Class B Certificates.
Certificates:

LIBOR Certificates:     The Offered Certificates.

Expected Closing Date:  September 29th, 2006 through DTC and, upon request only, through
                        Euroclear or Clearstream.

Cut-off Date:           September 1st , 2006.

Forms and Denomination: The Offered Certificates will be issued in book-entry form and in minimum dollar denominations of $25,000, with an additional increment of $1,000.

CPR:                    "CPR" represents an assumed constant rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans.

Prepayment Assumption:  30% CPR.

Record Date:            For the Offered Certificates and any Distribution Date, the business day immediately preceding that Distribution Date, or if the Offered Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution Date.

Accrued Interest:       The Offered Certificates will settle without accrued interest.

Accrual Period:         The interest accrual period for the Offered Certificates with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first
                        Distribution Date, the Closing Date) and ending on the day prior to the current Distribution
                        Date (on an actual/360 day count basis).

Distribution Dates:     The 25th of each month, or if such day is not a business day, on the next business day, beginning in October 2006.

Last Scheduled          The Distribution Date occurring in [October 2036].
Distribution Date:

Clean-Up Call:          The terms of the transaction allow for a purchase of the Mortgage Loans resulting in the retirement of the Certificates once the aggregate principal balance of the Mortgage
                        Loans is equal to 10% or less of aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the "Clean-Up Call Date").  The Master Servicer may assign its right to the Clean-Up Call to another party.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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                                    Page 4
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MORGAN STANLEY                                               September 13, 2006
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
Optional Termination    Commencing with the first Clean-up Call Date, the Auction
of the Trust Fund by    Administrator shall solicit bids for the purchase of the Mortgage
Purchaser or Auction:   Loans from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans. If the Auction Administrator receives at least three bids for the Mortgage Loans, any related
                        REO Property and any other property related to the Mortgage Loans remaining in the trust fund (collective, the "Assets"), and one of those bids is at least equal to the Minimum Auction Price, the
                        Auction Administrator shall sell the Assets to the highest bidder (the
                        "Auction Purchaser") at the price offered by the Auction Purchaser
                        (the "Mortgage Loan Auction Price"). If the Auction Administrator
                        receives less than three bids, or does not receive any bid that is at least equal to the Minimum Auction Price, the Auction Administrator
                        shall, on each six-month anniversary of the initial Clean-up Call Date, repeat these auction procedures until the Auction Administrator receives a bid that is at least equal to the Minimum Auction Price, at which time the Auction Administrator shall sell the Assets to the Auction Purchaser at that Mortgage Loan Auction Price; provided, however, that the Auction
                        Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial
                        Clean-up Call Date unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the
                        Minimum Auction Price.

                        Commencing with the first Distribution Date following the first Clean-up Call Date, if an auction is held but the Auction Administrator does not receive the
                        Minimum Auction Price, then the Master Servicer will have the option, subject to the provisions of the pooling and servicing agreement, to purchase the Mortgage Loans for a price equal to the sum of (a) 100% of the aggregate Stated Principal Balance of the
                        Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property (c) any unreimbursed servicing advances related to the
                        Mortgage Loans and (d) any Swap Termination Payment owed to the Swap Counterparty.

Minimum Auction Price:  For any Distribution Date on which an auction is being held, the sum of (a) 100% of the current aggregate principal balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the trust fund and all other property related to the Mortgage Loans in the trust fund being purchased, (c) any unreimbursed servicing advances related to the Mortgage Loans
                        (d) any expenses incurred by the Auction Administrator relating to the Auction process and (e) any Swap Termination Payment owed to the Swap Counterparty.

Mortgage Loans:         As of the Cut-off Date, the Mortgage Loans consist of 1,936 adjustable rate and hybrid adjustable rate residential, first-lien mortgage loans. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will be approximately $630,164,252.

Substitution            The amount by which the balance of any Mortgage Loan that is repurchased from
Adjustment Amount:      the trust exceeds the balance of any Mortgage Loan which is then substituted. The entity substituting for a Mortgage Loan  is required to deposit into the trust the Substitution Adjustment Amount.

Liquidated Mortgage     A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the related
Loan:                   Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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                                    Page 5
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MORGAN STANLEY                                               September 13, 2006
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
Realized Loss:          "Realized Loss" with respect to any Distribution Date and any Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding
                        (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related Servicer or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds, and
                        (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the related Servicer or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds. The amounts set forth in clause (i) are the principal portion of Realized Loses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. With respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, the amount of any Debt Service Reduction or Deficient Valuation incurred with respect to such
                        Mortgage Loan as of the related Due Date will be treated as a Realized Loss.

REO Property:           Real estate owned by the issuing entity.

Depositor's Option to   The Depositor has the option, but is not obligated, to purchase from the Issuing Entity
Purchase Breached       any Breached Mortgage Loan Price provided that certain conditions are met.
Mortgage Loans:

Breached Mortgage Loan: A Mortgage Loan (a) (i) on which the first payment was not made or (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:         Purchase Price shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer related to the Mortgage Loan.

Delinquency:            As calculated using the MBA methodology, as of the cut-off date, [none]
                        of the mortgage loans were more than 30 days' delinquent. The servicer of some of these mortgage loans has changed at least one time since they were originated.

Class Principal         The "Class Principal Balance" of any Class of Certificates as of any Distribution
Balance:                Date is the initial Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates on the Class as payments of principal, and (ii) with respect to the Subordinate Certificates, the amount of Realized Losses on the Mortgage
                        Loans allocated to the Class.

Due Date:               "Due Date" means, with respect to a Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:      "Prepayment Period" generally means for any Mortgage Loan and any Distribution
                        Date, the calendar month preceding that Distribution Date.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
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
Credit Enhancement:     The Offered Certificates are credit enhanced by:
                        1) Net Monthly Excess Cashflow from the Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,
                        2) 0.95% overcollateralization (funded upfront). On and after the Stepdown
                           Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 1.90% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.35% floor, based on the aggregate principal balance of the Mortgage Loans as of the cut-off date, and
                        3) Subordination of distributions on the more subordinate classes of certificates (if applicable) and the Class OC Certificates to the required distributions on the more senior classes of certificates.

                        The amount by which the aggregate stated principal balance of the Mortgage Loans is greater than the aggregate Class Principal Balance of the Certificates is referred to as "overcollateralization." On the closing date the aggregate
                        Stated Principal Balance of the mortgage loans is expected to exceed the aggregate
                        Class Principal Balance of the Certificates by approximately [$5,987,152].
                        In other words, it is expected that there will be approximately 0.95% overcollateralization as of the Closing Date. In addition, the Mortgage Loans are expected to generate more interest than is needed to pay interest on the Certificates and related expenses of the trust fund because the weighted average interest rate of the
                        Mortgage Loans is expected to be higher than the weighted average pass-through rate on the
                        Certificates, plus the related weighted average expense fee rate and any net swap payments. Net Monthly Excess Cashflow, as described below, will be used to reduce the total Class Principal Balance of the Certificates creating and/or maintaining overcollateralization at the level of overcollateralization required by the pooling and servicing agreement.

Senior Enhancement      For any Distribution Date, the percentage obtained by dividing (x)
Percentage:             the aggregate Class Principal Balance of the Subordinate Certificates (together with any overcollateralization and taking into account the distributions of the
                        Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the
                        Mortgage Loans as of the last day of the related Due Period.

Class A Interest        The "Class A Interest Distribution Amount" for any class of  Senior
Distribution Amount:    Certificates and any Distribution Date will be equal to the interest accrued on the related Class Principal Balance for such Distribution Date for such class of
                        Senior Certificates reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment
                        Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer and any Relief Act Interest
                        Shortfalls and the Interest Carry Forward Amount, if any, for such Distribution
                        Date for such class of Senior Certificates.

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
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
Principal Remittance    The "Principal Remittance Amount" for the Certificates and any
Amount:                 Distribution Date will be the sum of:
                        (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;
                        (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Pooling and Servicing Agreement) during the related Prepayment Period; and
                        (iii) the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, Liquidation Proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans.

Subordinated Interest   The "Subordinated Interest Distribution Amount" will be, with respect to any class
Distribution Amount:    of Subordinated Certificates and any Distribution Date, interest accrued during the related Interest Accrual Period on the related Class Principal
                        Balance of that class immediately prior to the Distribution Date at the
                        Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of
                        Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer and any Relief Act Interest Shortfalls.

Stepdown Date:          The later to occur of:
                        (x)   The earlier of:
                              (a) The Distribution Date occurring in October 2009; and
                              (b) The Distribution Date on which the aggregate Class Principal
                                  Balance of the Class A Certificates is reduced to zero; and
                        (y)   The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the
                              Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the  Certificates on the applicable Distribution Date)
                              is greater than or equal to approximately 14.00%.

Delinquency Trigger     A Delinquency Trigger Event is in effect on any Distribution Date
Event:                  if on that Distribution Date the 60 Day+ Rolling Average equals or exceeds [40.00%] of the prior period's Senior
                        Enhancement Percentage. The 60 Day+ Rolling Average
                        will equal the rolling 3 month average percentage of
                        Mortgage Loans that are 60 or more days delinquent.

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
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
Cumulative Loss         A Cumulative Loss Trigger Event is in effect on any Distribution
Trigger Event:          Date if the aggregate amount of Realized Losses on the Mortgage
                        Loans incurred since the Cut-off Date through the last day of the related
                        Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

                        Months 25 - 36             [0.30]% for the first month, plus an additional 1/12th of [0.40]%
                                                   for each month thereafter
                        Months 37 - 48             [0.70]% for the first month, plus an additional 1/12th of [0.55]%
                                                   for each month thereafter
                        Months 49 - 60             [1.25]% for the first month, plus an additional 1/12th of [0.55]%
                                                   for each month thereafter
                        Months 61 - 72             [1.80]% for the first month, plus an additional 1/12th of [0.30]%
                                                   for each month thereafter
                        Months 73 - 84             [2.10]% for the first month, plus an additional 1/12th of [0.05]%
                                                   for each month thereafter
                        Months 85 and thereafter   [2.15]%.

Step-up Coupons:        For all Offered Certificates the coupon will increase after the Clean-up
                        Call Date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on the Subordinated
                        Certificates after the Clean-up Call Date.

Class A-1 Pass-Through  The Class A-1 Certificates will accrue interest at a variable rate
Rate:                   equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class A-2 Pass-Through  The Class A-2 Certificates will accrue interest at a variable rate
Rate:                   equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class A-3 Pass-Through  The Class A-3 Certificates will accrue interest at a variable rate
Rate:                   equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class A-4 Pass-Through  The Class A-4 Certificates will accrue interest at a variable rate
Rate:                   equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class M-1 Pass-Through  The Class M-1 Certificates will accrue interest at a variable rate
Rate:                   equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class M-2 Pass-Through  The Class M-2 Certificates will accrue interest at a variable rate
Rate:                   equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class M-3 Pass-Through  The Class M-3 Certificates will accrue interest at a variable rate
Rate:                   equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class M-4 Pass-Through  The Class M-4 Certificates will accrue interest at a variable rate
Rate:                   equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class M-5 Pass-Through  The Class M-5 Certificates will accrue interest at a variable rate
Rate:                   equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class M-6 Pass-Through  The Class M-6 Certificates will accrue interest at a variable rate
Rate:                   equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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
Class B-1 Pass-Through  The Class B-1 Certificates will accrue interest at a variable rate
Rate:                   equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class B-2 Pass-Through  The Class B-2 Certificates will accrue interest at a variable rate
Rate:                   equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Class B-3 Pass-Through  The Class B-3 Certificates will accrue interest at a variable rate
Rate:                   equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Net WAC Cap:            For any Distribution Date, the weighted average of the interest rates for each Mortgage Loan (in each case, less the applicable
                        Expense Fee Rate) then in effect at the beginning of the related
                        Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate:      For any Distribution Date, a fraction, the numerator of which is any
                        Net Swap Payment or swap termination payment owed to the Swap Counterparty for such Distribution Date and the denominator of which is the Stated Principal
                        Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Class A Basis Risk      As to any Distribution Date, the Basis Risk Carry Forward Amount for each
Carry Forward Amount:   of the Class A Certificates will equal the sum of:
                        (i)   The excess, if any, of interest that would otherwise be due on such Class at the Class A Pass-Through Rate (without regard to the Net WAC Cap) over interest due such Certificates at a rate equal to the Net WAC Cap;
                        (ii)  Any Class A Basis Risk Carry Forward Amount remaining unpaid from prior
                              Distribution Dates; and
                        (iii) Interest on the amount in clause (ii) at the Class A Pass-Through Rate
                              (without regard to the Net WAC Cap).

Class M-1, M-2, M-3,    As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the
M-4, M-5, M-6, B-1,     Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and
B-2 and B-3 Basis Risk  Class B-3 Certificates will equal the sum of:
Carry Forward Amounts:  (i)   The excess, if any, of interest that would otherwise be due on such Class at such Class' applicable Pass-Through Rate (without regard to the
                              Net WAC Cap) over interest due to such Class at a rate equal to the Net WAC Cap;
                        (ii)  Any Basis Risk Carry Forward Amount for such class remaining unpaid for such
                              Certificate from prior Distribution Dates; and
                        (iii) Interest on the amount in clause (ii) at the Class' applicable Pass-Through
                              Rate (without regard to the Net WAC Cap).

Interest Carry Forward  "Interest Carry Forward Amount" with respect to any Class of Certificates and any
Amount:                 Distribution Date will be equal to the amount, if any, by which the Interest
                        Distribution Amount for that Class of Certificates for the immediately preceding
                        Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any
                        Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through
                        Rate for the most recently ended Interest Accrual Period.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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
Interest Distributions  On each Distribution Date and after payments of Expense Fees, if
on Offered              any, and other expenses, including any Net Swap Payments and any swap termination
Certificates:           payment owed to the Swap Counterparty, including, without limitation, any Senior
                        Defaulted Swap Termination Payment, but not including any other swap termination payment due to a default on the part of the Swap Counterparty, interest distributions from the Interest Remittance Amount will be allocated as follows:
                        (i)    Concurrently to the Senior Certificates, their Accrued Certificate Interest and any unpaid Accrued Certificate Interest from prior Distribution Dates, other than Class A Basis Risk Carry Forward Amounts, pro rata, based upon their respective entitlements to such amounts;
                        (ii)   To the Class M-1 Certificates, its Accrued Certificate Interest;
                        (iii)  To the Class M-2 Certificates, its Accrued Certificate Interest;
                        (iv)   To the Class M-3 Certificates, its Accrued Certificate Interest;
                        (v)    To the Class M-4 Certificates, its Accrued Certificate Interest;
                        (vi)   To the Class M-5 Certificates, its Accrued Certificate Interest;
                        (vii)  To the Class M-6 Certificates, its Accrued Certificate Interest;
                        (viii) To the Class B-1 Certificates, its Accrued Certificate Interest;
                        (ix)   To the Class B-2 Certificates, its Accrued Certificate Interest;
                        (x)    To the Class B-3 Certificates, its Accrued Certificate Interest; and
                        (xi)   Any remaining amounts will be distributed pursuant to the Allocation of Net Monthly
                               Excess Cashflow.

Principal               On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger
Distributions on        Event is in effect, principal distributions from the Principal Distribution
Offered Certificates:   Amount will be allocated as follows:
                        (i)    to cover any Net Swap Payments and any swap termination payments due to the Swap
                               Counterparty, not previously paid with Interest Distributions, including, without limitation, any Senior Defaulted Swap Termination Payment, but
                               not including any other swap termination payment due to a default on the part of the Swap Counterparty;
                        (ii)   Sequentially to the Class A-R Certificates and to the Class A Certificates, allocated between the
                               Class A Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
                        (iii)  to the Class M-1 Certificates, until the Class Principal Balance has been reduced to zero;
                        (iv)   to the Class M-2 Certificates, until the Class Principal Balance has been reduced to zero;
                        (v)    to the Class M-3 Certificates, until the Class Principal Balance has been reduced to zero;
                        (vi)   to the Class M-4 Certificates, until the Class Principal Balance has been reduced to zero;
                        (vii)  to the Class M-5 Certificates, until the Class Principal Balance has been reduced to zero;
                        (viii) to the Class M-6 Certificates, until the Class Principal Balance has been reduced to zero;
                        (ix)   to the Class B-1 Certificates, until the Class Principal Balance has been reduced to zero;
                        (x)    to the Class B-2 Certificates, until the Class Principal Balance has been reduced to zero;
                        (xi)   to the Class B-3 Certificates, until the Class Principal Balance has been reduced to zero; and
                        (xii)  Any remaining amounts will be distributed pursuant to the Allocation of Net Monthly Excess
                               Cashflow.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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
Principal               On each Distribution Date (a) on or after the Stepdown Date and (b)
Distributions on        on which a Trigger Event is not in effect, principal distributions
Offered Certificates    from the Principal Distribution Amount will be allocated as follows:
(continued):            (i)    to cover any Net Swap Payment and any swap termination  payments due to the
                               Swap Counterparty including, without limitation, any Senior Defaulted Swap
                               Termination Payment, not previously paid with Interest Distributions, but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
                        (ii)   to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Class Principal
                               Balances thereof have been reduced to zero;
                        (iii)  to the Class M-1 Certificates, the lesser of the remaining Principal
                               Distribution Amount and the Class M-1 Principal Distribution Amount, until the
                               Class Principal Balance thereof has been reduced to zero;
                        (iv)   to the Class M-2 Certificates, the lesser of the remaining Principal Distribution
                               Amount and the Class M-2 Principal Distribution Amount, until the Class
                               Principal Balance thereof has been reduced to zero;
                        (v)    to the Class M-3 Certificates, the lesser of the remaining Principal Distribution
                               Amount and the Class M-3 Principal Distribution Amount, until the Class Principal
                               Balance thereof has been reduced to zero;
                        (vi)   to the Class M-4 Certificates, the lesser of the remaining Principal Distribution
                               Amount and the Class M-4 Principal Distribution Amount, until the Class Principal
                               Balance thereof has been reduced to zero;
                        (vii)  to the Class M-5 Certificates, the lesser of the remaining Principal Distribution
                               Amount and the Class M-5 Principal Distribution Amount, until the Class Principal
                               Balance thereof has been reduced to zero;
                        (viii) to the Class M-6 Certificates, the lesser of the remaining Principal Distribution
                               Amount and the Class M-6 Principal Distribution Amount, until the Class Principal
                               Balance thereof has been reduced to zero;
                        (ix)   to the Class B-1 Certificates, the lesser of the remaining Principal Distribution
                               Amount and the Class B-1 Principal Distribution Amount, until the Class Principal
                               Balance thereof has been reduced to zero;
                        (x)    to the Class B-2 Certificates, the lesser of the remaining Principal Distribution
                               Amount and the Class B-2 Principal Distribution Amount, until the Cass Principal
                               Balance thereof has been reduced to zero;
                        (xi)   to the Class B-3 Certificates, the lesser of the remaining Principal Distribution
                               Amount and the Class B-3 Principal Distribution Amount, until the Class Principal
                               Balance thereof has been reduced to zero; and
                        (xii)  Any remaining amounts will be distributed pursuant to the Allocation of Net
                               Monthly Excess Cashflow.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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
Class A Principal       If a Sequential Trigger is not in effect, any principal distributions to the Class
Allocation:             A Certificates will be allocated concurrently as follows:

                        1.)   Concurrently as follows:

                              a.   [xx.xx%] to the Class A-1, Class A-2 and Class A-3 Certificates sequentially, in that order, until retired.

                              b.   [xx.xx%] to the Class A-4 Certificates until retired.

                        If a Sequential Trigger is in effect, any principal distributions allocated as follows:

                        1.)   Sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4, in that order, until retired.

                        Notwithstanding the above, in the event that the Class Principal Balances of all
                        Subordinate Classes and the Class OC Certificates have been reduced to zero, principal distributions to the Class A Certificates will be distributed to the
                        Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata based upon their respective Class Principal Balances, with the exception that if a Sequential Trigger is in effect, principal distributions to the Class A-1, Class A-2, Class A-3 and
                        Class A-4 Certificates will be allocated sequentially to the Class A-1, Class A-2,
                        Class A-3 and Class A-4, in that order, until retired.

Sequential Trigger:     A Sequential Trigger means (a) with respect to any Distribution Date occurring before
                        October 2008 the circumstances in which the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of
                        the Cut-off Date exceeds 0.30% and (b) with respect to any Distribution Date occurring in or after October 2008, a Trigger Event.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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
Allocation of Net       For any Distribution Date, any Net Monthly Excess Cashflow shall be
Monthly Excess          distributed as follows:
Cashflow:               (i)    to the Class M-1 Certificates, the related Interest Carry Forward Amount;
                        (ii)   to the Class M-1 Certificates, the allocated Unreimbursed Realized Loss Amount;
                        (iii)  to the Class M-2 Certificates, the related Interest Carry Forward Amount;
                        (iv)   to the Class M-2 Certificates, the allocated Unreimbursed Realized Loss Amount;
                        (v)    to the Class M-3 Certificates, the related Interest Carry Forward Amount;
                        (vi)   to the Class M-3 Certificates, the allocated Unreimbursed Realized Loss Amount;
                        (vii)  to the Class M-4 Certificates, the related Interest Carry Forward Amount;
                        (viii) to the Class M-4 Certificates, the allocated Unreimbursed Realized Loss Amount;
                        (ix)   to the Class M-5 Certificates, the related Interest Carry Forward Amount;
                        (x)    to the Class M-5 Certificates, the allocated Unreimbursed Realized Loss Amount;
                        (xi)   to the Class M-6 Certificates, the related Interest Carry Forward Amount;
                        (xii)  to the Class M-6 Certificates, the allocated Unreimbursed Realized Loss Amount;
                        (xiii) to the Class B-1 Certificates, the related Interest Carry Forward Amount;
                        (xiv)  to the Class B-1 Certificates, the allocated Unreimbursed Realized Loss Amount;
                        (xv)   to the Class B-2 Certificates, the related Interest Carry Forward Amount;
                        (xvi)  to the Class B-2 Certificates, the allocated Unreimbursed Realized Loss Amount;
                        (xvii) to the Class B-3 Certificates, the related Interest Carry Forward Amount;
                        (xviii)to the Class B-3 Certificates, the allocated Unreimbursed Realized Loss Amount;
                        (xix)  concurrently, to the Class A Certificates, pro rata, any Basis Risk Carry Forward
                               Amount for the Class A Certificates;
                        (xx)   sequentially, to Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                               Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in such order, any
                               Basis Risk Carry Forward Amount for such classes;
                        (xxi)  sequentially, first (i) concurrently, to the Class A Certificates, first, pro rata, based on their respective Class Principal Balances to the extent needed to pay any Unpaid Interest Shortfall Amount for each such Class and then, pro rata, based on any Unpaid Interest Shortfall Amount for each such Class, in an amount up to the amount of any Unpaid Interest Shortfall Amount remaining unpaid for such Classes of
                               Certificates and then (ii) sequentially, to the Class M-1, Class M-2, Class M-3,
                               Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates,
                               in that order, in an amount up to the amount of any Unpaid Interest Shortfall Amount for such Classes of Certificates; and
                        (xxii) all remaining amounts to the holders of the Class OC Certificates.

Unpaid Interest         For any class of Certificates and distribution date the sum of interest shortfalls
Shortfalls:             as a result of the Relief Act and Net Prepayment Interest Shortfalls on the Mortgage Loans
                        allocated to such class of certificates on that distribution date and such amounts from any prior distribution date remaining unpaid and interest on such amount.

Unreimbursed            For any Class of Certificates, the portion of any Realized Losses on the Mortgage loans
Realized Loss Amount:   previously allocated to that Class remaining unpaid from prior Distribution Dates.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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
Interest Rate Swap      On the closing date, the trust will enter into an interest rate swap agreement with
Agreement:              Morgan Stanley Capital Services Inc., the swap counterparty. Under the interest rate swap agreement, with respect to each distribution date to and including the distribution date in September 2011 (the "Swap Termination Date"), the trust will agree to pay to the swap counterparty a fixed payment at a rate of [5.22]%
                        per annum, determined on a "30/360" basis (or, in the case of the first distribution date, the number of days in the period from the closing date to the day immediately preceding the first distribution date), and the swap counterparty will agree to pay to the trust a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), determined on an
                        "actual/360" basis, in each case calculated on the product of the scheduled notional amount and the multiplier set forth on Schedule A to this term sheet for that distribution date. To the extent that the fixed payment payable by the trust exceeds the floating payment payable by the swap counterparty, amounts otherwise available for payments on the certificates will be applied on or prior to such distribution date to make a net payment to the swap counterparty (such payment by the Trust, a "Net Swap
                        Payment"), and to the extent that the floating payment payable by the swap counterparty exceeds the fixed payment payable by the trust, the swap counterparty will make a net payment to the trust (such payment by the Trust, a "Net Swap Receipt") on or prior to such distribution date. Since amounts payable with respect to the swap agreement will be paid prior to making any distributions to holders of the Certificates, Net Swap Receipts will increase and Net Swap Payments will reduce the amount available to make payments on the
                        Certificates.

                        The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of default under the interest rate swap agreement include, among other things, the following:
                              o failure to pay,
                              o bankruptcy and insolvency events, and
                              o a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreement.
                        Early termination events under the interest rate swap agreement include, among other things:
                              o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),
                              o a tax event (which generally relates to either party to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of a tax),
                              o a tax event upon merger (which generally relates to either party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of a tax, in each case, resulting from a merger),
                              o upon the irrevocable direction to dissolve or otherwise terminate the trust following which all assets of the trust will be liquidated and the proceeds of such liquidation will be distributed to certificateholders,
                              o upon the exercise of the optional termination of the trust by the master servicer or a successful auction as described under "Optional Termination of the Trust Fund by
                                Purchaser or Auction", and
                              o the pooling and servicing agreement is amended without the consent of the Swap Provider and such amendment materially and adversely affects the rights or interests of the Swap Provider.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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
Interest Rate Swap      In addition to the termination events specified above, it shall be an additional termination
Agreement (continued):  event under the interest rate swap agreement (such event, a "Downgrade Terminating Event") if
                        (x) any of the rating agencies downgrades the Swap Provider (or its guarantor) below the
                        Required Swap Counterparty Rating or Moody's or Fitch withdraws its ratings of the
                        Swap Provider (or its guarantor) and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):
                              (1) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty
                              Rating, subject to the satisfaction of the Rating Agency Condition;
                              (2) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) shall collateralize its exposure to the trust pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency
                              Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Provider (or its guarantor) pursuant to an amendment to the interest rate swap agreement;
                              (3) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the Swap Provider (or its guarantor) under the interest rate swap agreement shall be guaranteed by a person or entity that satisfies the Required Swap
                              Counterparty Rating, subject to the satisfaction of the Rating Agency Condition; or
                              (4) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) shall take such other steps, if any, to enable the trust to satisfy the Rating Agency Condition.
                        It shall also be an additional termination event under the interest rate swap agreement if the Swap Provider (or its guarantor) has its rating by S&P withdrawn, has a rating of less than "BBB-" or "A-3", if applicable, by S&P, has a rating of less than "BBB-" or "F3", if applicable, by Fitch (if rated by Fitch), or has a rating of less than or equal to "A3" or "P-2", if applicable, by Moody's, and within the time period specified in the interest rate swap agreement, the Swap
                        Provider (or its guarantor), while collateralizing its exposure to the trust, (A) fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a replacement counterparty that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the
                        Rating Agency Condition and (B) fails to obtain a guaranty of, or a contingent agreement of, another person that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency
                        Condition (a "Substitution Event"), the Swap Provider shall assign its rights and obligations under the interest rate swap agreement to a substitute counterparty, which may be an affiliate of the Swap
                        Provider.
                        If the trust is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement. On or after the closing date and so long as the Rating Agency Condition has been satisfied, (i) the trust may, with the consent of the Swap Provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the Swap Provider may assign its obligations under the interest rate swap agreement to any institution, (iii) the interest rate swap agreement may be amended and/or (iv) the interest rate swap agreement may be terminated or replaced.
                        The interest rate swap agreement is scheduled to terminate by its terms following the swap termination date and upon termination of the interest rate swap agreement no further amounts will be paid to the
                        Swap Provider by the trust and no further amounts will be paid to the trust by the Swap Provider.

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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
Interest Rate Swap      In the event that, upon the Trust entering into a replacement interest rate swap agreement
Agreement (continued):  following the occurrence of a Downgrade Termination Event, the Trust is entitled to receive a payment from a replacement swap provider, and the Securities Administrator shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted
                        Swap Termination Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. If the interest rate swap agreement is terminated, swap termination payments may be owed. Any Swap Termination Payment owed to the Swap Provider may include, without limitation, (i) any payments received by the trust as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a ratings downgrade of the Swap Counterparty in accordance with the interest rate swap agreement (such payment, a "Replacement Swap Provider Payment"), and (ii) any Swap
                        Termination Payment owed to the Swap Provider (the lesser of clause (i) or (ii) above, the
                        "Senior Defaulted Swap Termination Payment"). To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted
                        Swap Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution
                        Date. The Swap Provider shall have first priority to any replacement swap termination payments over the payment by the Trust to certificateholders, any servicer, any originator, the
                        Securities Administrator or any other person.

                        Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Securities Administrator will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Securities Administrator will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Swap
                        Termination Date.

                        The sponsor's estimate of maximum probable exposure under the interest rate swap agreement is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

Swap Account:           On or prior to each Distribution Date during which the interest rate swap agreement is in effect, the
                        Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that
                        Distribution Date will be deposited into a trust account ("the Swap Account") established by the
                        Securities  Administrator as part of the trust fund.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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
Swap Payment            All payments due under the swap agreement and any swap termination payment pursuant to the swap
Priority:               agreement will be depositednto the Swap Account, and allocated in the following order of priority, after giving effect to the Allocation of Net
                        Monthly Excess Cashflow above:
                        (i)    to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the swap agreement not previously paid;
                        (ii)   to pay any swap termination payment to the Swap Counterparty, including, without limitation, any
                               Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Provider not previously paid;
                        (iii)  concurrently, to the Class A Certificates, Current Interest and Interest Carry Forward
                               Amount, other than Basis Risk Carryforward Amount, on a pro rata basis, to the extent not yet paid;
                        (iv)   to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2
                               and Class B-3 Certificates, Current Interest and Carryforward Interest, other than Basis Risk
                               Carryforward Amount, sequentially and in that order, to the extent not yet paid;
                        (v)    to the Certficates in accordance with the principal distribution rules in effect for such
                               Distribution Date, in an amount equal to the lesser of: (i) the amount necessary to meet the
                               Overcollateralization Target for that Distribution Date and (ii) the aggregate of all prior and current Unpaid Realized Loss Amounts not previously reimbursed;
                        (vi)   concurrently, to the Class A Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                        (vii)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1,
                               Class B-2 and Class B-3 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                        (viii) concurrently to Class A Certificates, Class M Certificates, and Class B Certificates, any
                               unpaid Basis Risk Carryforward Amount, pro rata based on need;
                        (ix)   sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1,
                               Class B-2 and Class B-3 Certificates the allocated Unreimbursed Realized Loss Amount, to the extent not yet paid;
                        (x)    to pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and
                        (xi)   all remaining amounts to the holder of the Class OC Certificates.


Swap Payment            For a given Class of Certficates outstanding, a pro rata share of the Net Swap Payment
Allocation:             owed by the Swap Counterparty (if any), based on the outstanding Class Principal Balance of that Class.

Senior Defaulted        As of any date, the lesser of (i) any payments received by the Trust as a result
Swap Termination        of entering into a replacement interest rate swap agreement following an additional
Payment:                termination event resulting from a downgrade of the Swap Counterparty in accordance with the swap agreement and (ii) any swap termination payment owed to the Swap Provider.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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
Available               The "Available Distribution Amount" for any Distribution Date and the Certficates will equal the
Distribution Amount:    sum of the following amounts:
                        (1) the total amount of all cash received by or on behalf of each Servicer with respect to the Mortgage
                        Loans serviced by it and received by the Master Servicer by such Distribution Date and not previously distributed (including Liquidation Proceeds, condemnation proceeds and insurance proceeds), except:
                              o all scheduled payments of principal and related interest collected on the Mortgage
                              Loans but due on a date after the related Due Date;
                              o all partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;
                              o all prepayment penalties received in connection with the Mortgage Loans;
                              o all prepayments in full received with respect to the Mortgage Loans after the related
                              Prepayment Period, together with all related interest accrued on such Mortgage Loans;
                              o Liquidation Proceeds, condemnation proceeds and insurance proceeds received on such Mortgage
                              Loans after the previous calendar month;
                              o all amounts reimbursable to a Servicer pursuant to the terms of the related servicing agreement or the Pooling and Servicing Agreement, as applicable, or to the Master Servicer, the Securities Administrator, the Trustee and/or any Custodian pursuant to the terms of the Pooling and Servicing Agreement or the custody agreements, in each case with respect to the Mortgage Loans or otherwise allocable to the Certficates;
                              o reinvestment income on the balance of funds, if any, in the custodial accounts or distribution account;
                              o any fees payable to the Servicers and the Master Servicer, in each case with respect to the Mortgage Loans; and
                              o all amounts withdrawn from the Reserve Fund;
                        (2) all Monthly Advances on the Mortgage Loans made by each Servicer and/or the Master Servicer for that
                        Distribution Date;
                        (3) any amounts paid as "Compensating Interest" with respect to the Mortgage Loans by each Servicer and/or the Master Servicer for that Distribution Date;
                        (4) the total amount of any cash deposited in the distribution account in connection with the repurchase of any Mortgage Loans by the Seller or the Depositor pursuant to the Pooling and Servicing
                        Agreement or the Mortgage Loan Purchase Agreement or the related Originator pursuant to the related Assignment Agreement; and
                        (5) all Subsequent Recoveries received with respect to the Mortgage Loans during the related
                        Prepayment Period.


Interest Remittance     For any Distribution Date, the portion of the Available Distribution Amount for such
Amount:                 Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate     For any Distribution Date and each class of Certficates, equals the amount of interest
Interest:               accrued during the related interest accrual period at the related Pass-through Rate, reduced by any
                        Unpaid Interest Shortfalls allocated to such class.

Principal               On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and
Distribution Amount:    (ii) the Extra Principal Distribution Amount.

Basic Principal         On any Distribution Date, the excess of (i) the Principal Remittance Amount over
Distribution Amount:   (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess      For any Distribution Date is the amount of funds available for distribution on such Distribution
Cashflow:               Date remaining after making the distributions under "Interest Distributions on Offered Certificates"
                        and "Principal Distributions on Offered Certificates" above.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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
Extra Principal         For any Distribution Date, the lesser of (i) the excess of (x) interest collected or
Distribution Amount:    advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing fees and expenses), over (y) the sum of interest payable on the Certficates on such Distribution Date and (ii) the overcollateralization deficiency amount for such
                        Distribution Date.

Excess Subordinated     For any Distribution Date, means the excess, if any of (i) the amount of overcollateralization
Amount:                 on that Distribution Date over (ii) the required overcollateralization for such Distribution Date.

Overcollateralization   For any Distribution Date will be the amount, if any, by which the required overcollaterlization
Deficiency Amount:      exceeds the overcollateralized amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

Class A Principal       For any Distribution Date, an amount equal to the excess of (x) the aggregate Class Principal
Distribution Amount:    Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.00% and (ii) the aggregate Stated
                        Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B)
                        the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,205,575].

Class M-1 Principal     For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:    Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Class
                        Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.70% and (ii) the aggregate
                        Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,205,575].

Class M-2 Principal     For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:    Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class
                        Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class
                        Principal Balance of the Class M-2 Certificates immediately prior to such Distribution
                        Date over (y) the lesser of (A) the product of (i) approximately 91.20% and (ii) the aggregate
                        Stated Principal Balance of the Mortgage Loans as of the last day of the related Due
                        Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                        Loans as of the last day of the related Due Period over [$2,205,575].

Class M-3 Principal     For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:    Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class
                        Principal Balance of the Class M-1 Certificates (after taking into account the payment of the
                        Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class
                        Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the
                        Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.60% and (ii) the aggregate Stated
                        Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,205,575].

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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
Class M-4 Principal     For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:    Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class
                        Principal Balance of the Class M-1 Certificates (after taking into account the payment of the
                        Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class
                        Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2
                        Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                        Distribution Amount on such Distribution Date) and (v) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,205,575].

Class M-5 Principal     For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:    Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class
                        Principal Balance of the Class M-1 Certificates (after taking into account the payment of the
                        Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class
                        Principal Balance of the Class M-2 Certificates (after taking into account the payment of the
                        Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal
                        Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                        Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal
                        Distribution Amount on such Distribution Date) and (vi) the Class Principal Balance of the
                        Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A)
                        the product of (i) approximately 94.90% and (ii) the aggregate Stated Principal Balance of the
                        Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due
                        Period over [$2,205,575].

Class M-6 Principal     For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:    Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal
                        Balance of the Class M-1 Certificates (after taking into account the payment of the
                        Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal
                        Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2
                        Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                        Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4
                        Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                        Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates
                        (after taking into account the payment of the Class M-5 Principal Distribution Amount on such
                        Distribution Date) and (vii) the Class Principal Balance of the Class M-6 Certificates
                        immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i)
                        approximately 95.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,205,575].

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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
Class B-1 Principal     For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:    Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal
                        Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                        Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of
                        the Class M-2 Certificates (after taking into account the payment of the Class M-2
                        Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                        Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4
                        Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                        Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates
                        (after taking into account the payment of the Class M-5 Principal Distribution Amount on such
                        Distribution Date), (vii) the Class Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such
                        Distribution Date) and (viii) the Class Principal Balance of the Class B-1 Certificates
                        immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i)
                        approximately 96.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,205,575].

Class B-2 Principal     For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:    Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal
                        Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                        Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2
                        Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                        Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                        Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution
                        Date), (vii) the Class Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii)
                        the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the Class
                        Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over
                        (y) the lesser of (A) the product of (i) approximately 97.10% and (ii) the aggregate Stated
                        Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B)
                        the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,205,575].

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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
Class B-3 Principal     For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate
Distribution Amount:    Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal
                        Balance of the Class M-1 Certificates (after taking into account the payment of the Class
                        M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal
                        Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2
                        Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                        Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal
                        Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the
                        Class M-5 Certificates (after taking into account the payment of the Class M-5
                        Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of
                        the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal
                        Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal
                        Distribution Amount on such Distribution Date), (ix) the Class Principal Balance of the Class B-2
                        Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the Class Principal Balance of the Class B-3 Certificates
                        immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i)
                        approximately 98.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,205,575].

Allocation of Losses:   If on any distribution date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap
                        Payment Priority", the aggregate Class Principal Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans for that distribution date, the Class
                        Principal Balance of the applicable Class M or Class B Certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 Certificates) by an amount equal to that excess, until that Class Principal Balance is reduced to zero. The Class Principal Balances of Senior
                        Certificates will not be reduced by this excess. This reduction of a Class Principal Balance for Realized
                        Losses is referred to as an "Applied Realized Loss Amount."

                        In the event Applied Realized Loss Amounts are allocated to any class of Subordinated
                        Certificates, its Class Principal Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an
                        Applied Realized Loss Amount is allocated to reduce the Class Principal Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Principal Balance of each Class of Subordinate
                        Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment
                        Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance
                        Amount for the related distribution date.

Trust Tax Status:       One or more REMICs.

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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
ERISA Eligibility:      Subject to the considerations in the Prospectus and the Free Writing Prospectus, the Offered
                        Certificates are ERISA eligible and may be purchased by pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the
                        Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

                        As long as the interest rate swap agreement is in effect, no Plan or other person using Plan assets may acquire or hold any interest in an ERISA Eligible Certificate unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor
                        Prohibited Transaction Class Exemption ("PTE") 84-14 (for transactions by independent
                        "qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts),
                        PTE 95- 60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law
                        (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement is in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible
                        Certificate, shall be deemed to have represented that either (i) it is not a Plan or person using
                        Plan assets or (ii) the acquisition and holding of the Offered Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

SMMEA Eligibility:      It is anticipated that the Class A, Class M-1, Class M-2 and Class M3 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as
                        long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration            This term sheet does not contain all information that is required and to be included in a registration
Statement               prospectusstatement, or in a base and prospectus supplement.
Prospectus:
                        The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                        The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                        http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt

Risk Factors:           PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE
                        WRITING PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH
                        AN INVESTMENT IN THE OFFERED CERTIFICATES.

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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
Static Pool             Information concerning the sponsor's prior residential mortgage loan securitizations involving
Information:            fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at
                        http://www.morganstanley.com/institutional/abs_spi/prime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

                 Weighted Average Life ("WAL") Sensitivity(1)
               To Maturity (of the last maturing Mortgage Loan)

-------------------------------------------------------------------------------------------------------------------------
       CPR (%)                       15           20           25           30           35           40           50
-------------------------------------------------------------------------------------------------------------------------
A-1    WAL (yrs)                    1.94         1.42         1.11         0.90         0.76         0.64         0.48
       First Payment Date        10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006
       Expected Final Maturity   02/25/2011   12/25/2009   03/25/2009   09/25/2008   05/25/2008   02/25/2008   10/25/2007
       Window                      1 - 53       1 - 39       1 - 30       1 - 24       1 - 20       1 - 17       1 - 13
-------------------------------------------------------------------------------------------------------------------------
A-2    WAL (yrs)                    7.65         5.63         4.38         3.50         2.86         2.35         1.68
       First Payment Date        02/25/2011   12/25/2009   03/25/2009   09/25/2008   05/25/2008   02/25/2008   10/25/2007
       Expected Final Maturity   05/25/2019   03/25/2016   02/25/2014   09/25/2012   09/25/2011   12/25/2010   04/25/2009
       Window                     53 - 152     39 - 114      30 - 89      24 - 72     20 - 60       17 - 51      13 - 31
-------------------------------------------------------------------------------------------------------------------------
A-3    WAL (yrs)                    17.13       13.23         10.50        8.56         7.12         6.02         4.12
       First Payment Date        05/25/2019   03/25/2016   02/25/2014   09/25/2012   09/25/2011   12/25/2010   04/25/2009
       Expected Final Maturity   07/25/2033   05/25/2029   04/25/2025   02/25/2022   08/25/2019   09/25/2017   11/25/2014
       Window                     152 - 322   114 - 272     89 - 223     72 - 185     60 - 155     51 - 132      31 - 98
-------------------------------------------------------------------------------------------------------------------------
A-4    WAL (yrs)                    5.56         4.16         3.26         2.64         2.17         1.82         1.29
       First Payment Date        10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006
       Expected Final Maturity   07/25/2033   05/25/2029   04/25/2025   02/25/2022   08/25/2019   09/25/2017   11/25/2014
       Window                      1 - 322     1 - 272       1 - 223      1 - 185     1 - 155       1 - 132      1 - 98
-------------------------------------------------------------------------------------------------------------------------
M-1    WAL (yrs)                    9.67         7.23         5.74         4.85         4.31         4.02         3.98
       First Payment Date        12/25/2010   11/25/2009   11/25/2009   12/25/2009   01/25/2010   02/25/2010   06/25/2010
       Expected Final Maturity   12/25/2026   06/25/2022   04/25/2019   12/25/2016   04/25/2015   12/25/2013   01/25/2012
       Window                     51 - 243     38 - 189     38 - 151     39 - 123     40 - 103      41 - 87      45 - 64
-------------------------------------------------------------------------------------------------------------------------
M-2    WAL (yrs)                    9.60         7.17         5.68         4.78         4.24         3.92         3.76
       First Payment Date        12/25/2010   11/25/2009   10/25/2009   11/25/2009   12/25/2009   01/25/2010   03/25/2010
       Expected Final Maturity   12/25/2025   08/25/2021   07/25/2018   06/25/2016   10/25/2014   07/25/2013   10/25/2011
       Window                     51 - 231     38 - 179     37 - 142     38 - 117     39 - 97       40 - 82      42 - 61
-------------------------------------------------------------------------------------------------------------------------
M-3    WAL (yrs)                    9.52         7.11         5.63         4.73         4.18         3.84         3.61
       First Payment Date        12/25/2010   11/25/2009   10/25/2009   11/25/2009   11/25/2009   12/25/2009   02/25/2010
       Expected Final Maturity   10/25/2024   08/25/2020   10/25/2017   09/25/2015   03/25/2014   01/25/2013   05/25/2011
       Window                     51 - 217     38 - 167     37 - 133     38 - 108     38 - 90       39 - 76      41 - 56
-------------------------------------------------------------------------------------------------------------------------
M-4    WAL (yrs)                    9.44         7.04         5.57         4.69         4.11         3.79         3.52
       First Payment Date        12/25/2010   11/25/2009   10/25/2009   11/25/2009   11/25/2009   12/25/2009   01/25/2010
       Expected Final Maturity   12/25/2023   12/25/2019   03/25/2017   03/25/2015   10/25/2013   09/25/2012   02/25/2011
       Window                     51 - 207     38 - 159     37 - 126     38 - 102     38 - 85       39 - 72      40 - 53
-------------------------------------------------------------------------------------------------------------------------
M-5    WAL (yrs)                    9.34         6.96         5.50         4.61         4.07         3.72         3.44
       First Payment Date        12/25/2010   11/25/2009   10/25/2009   10/25/2009   11/25/2009   11/25/2009   01/25/2010
       Expected Final Maturity   02/25/2023   03/25/2019   08/25/2016   10/25/2014   05/25/2013   05/25/2012   11/25/2010
       Window                     51 - 197     38 - 150     37 - 119      37 - 97     38 - 80       38 - 68      40 - 50
-------------------------------------------------------------------------------------------------------------------------
M-6    WAL (yrs)                    9.22         6.87         5.42         4.54         4.01         3.65         3.34
       First Payment Date        12/25/2010   11/25/2009   10/25/2009   10/25/2009   11/25/2009   11/25/2009   12/25/2009
       Expected Final Maturity   02/25/2022   06/25/2018   12/25/2015   03/25/2014   12/25/2012   12/25/2011   08/25/2010
       Window                     51 - 185     38 - 141     37 - 111      37 - 90     38 - 75       38 - 63      39 - 47
-------------------------------------------------------------------------------------------------------------------------
B-1    WAL (yrs)                    9.08         6.75         5.33         4.46         3.92         3.60         3.30
       First Payment Date        12/25/2010   11/25/2009   10/25/2009   10/25/2009   10/25/2009   11/25/2009   12/25/2009
       Expected Final Maturity   05/25/2021   11/25/2017   06/25/2015   10/25/2013   08/25/2012   09/25/2011   05/25/2010
       Window                     51 - 176     38 - 134     37 - 105      37 - 85     37 - 71       38 - 60      39 - 44
-------------------------------------------------------------------------------------------------------------------------
B-2    WAL (yrs)                    8.87         6.58         5.19         4.35         3.81         3.51         3.18
       First Payment Date        12/25/2010   11/25/2009   10/25/2009   10/25/2009   10/25/2009   10/25/2009   11/25/2009
       Expected Final Maturity   05/25/2020   01/25/2017   10/25/2014   03/25/2013   02/25/2012   04/25/2011   02/25/2010
       Window                     51 - 164     38 - 124      37 - 97      37 - 78     37 - 65       37 - 55      38 - 41
-------------------------------------------------------------------------------------------------------------------------
B-3    WAL (yrs)                    8.44         6.23         4.91         4.12         3.63         3.32         3.14
       First Payment Date        12/25/2010   11/25/2009   10/25/2009   10/25/2009   10/25/2009   10/25/2009   10/25/2009
       Expected Final Maturity   03/25/2019   02/25/2016   01/25/2014   08/25/2012   08/25/2011   11/25/2010   11/25/2009
       Window                     51 - 150     38 - 113      37 - 88      37 - 71     37 - 59       37 - 50      37 - 38
-------------------------------------------------------------------------------------------------------------------------

1. Run using Structuring Assumptions as further described herein

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

                 Weighted Average Life ("WAL") Sensitivity(1)
                            To Optional Termination

-------------------------------------------------------------------------------------------------------------------------
       CPR (%)                       15           20           25           30           35           40           50
-------------------------------------------------------------------------------------------------------------------------
A-1    WAL (yrs)                    1.94         1.42         1.11         0.90         0.76         0.64         0.48
       First Payment Date        10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006
       Expected Final Maturity   02/25/2011   12/25/2009   03/25/2009   09/25/2008   05/25/2008   02/25/2008   10/25/2007
       Window                      1 - 53       1 - 39       1 - 30       1 - 24       1 - 20       1 - 17       1 - 13
-------------------------------------------------------------------------------------------------------------------------
A-2    WAL (yrs)                    7.65         5.63         4.38         3.50         2.86         2.35         1.68
       First Payment Date        02/25/2011   12/25/2009   03/25/2009   09/25/2008   05/25/2008   02/25/2008   10/25/2007
       Expected Final Maturity   05/25/2019   03/25/2016   02/25/2014   09/25/2012   09/25/2011   12/25/2010   04/25/2009
       Window                     53 - 152     39 - 114      30 - 89      24 - 72     20 - 60       17 - 51      13 - 31
-------------------------------------------------------------------------------------------------------------------------
A-3    WAL (yrs)                    13.42       10.11         7.94         6.45         5.30         4.47         3.07
       First Payment Date        05/25/2019   03/25/2016   02/25/2014   09/25/2012   09/25/2011   12/25/2010   04/25/2009
       Expected Final Maturity   03/25/2020   11/25/2016   09/25/2014   03/25/2013   01/25/2012   03/25/2011   01/25/2010
       Window                     152 - 162   114 - 122      89 - 96      72 - 78     60 - 64       51 - 54      31 - 40
-------------------------------------------------------------------------------------------------------------------------
A-4    WAL (yrs)                    5.16         3.82         2.98         2.41         1.97         1.65         1.18
       First Payment Date        10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006
       Expected Final Maturity   03/25/2020   11/25/2016   09/25/2014   03/25/2013   01/25/2012   03/25/2011   01/25/2010
       Window                      1 - 162     1 - 122       1 - 96       1 - 78       1 - 64       1 - 54       1 - 40
-------------------------------------------------------------------------------------------------------------------------
M-1    WAL (yrs)                    8.95         6.64         5.26         4.46         3.97         3.73         3.32
       First Payment Date        12/25/2010   11/25/2009   11/25/2009   12/25/2009   01/25/2010   02/25/2010   01/25/2010
       Expected Final Maturity   03/25/2020   11/25/2016   09/25/2014   03/25/2013   01/25/2012   03/25/2011   01/25/2010
       Window                     51 - 162     38 - 122      38 - 96      39 - 78     40 - 64       41 - 54      40 - 40
-------------------------------------------------------------------------------------------------------------------------
M-2    WAL (yrs)                    8.95         6.64         5.25         4.43         3.93         3.66         3.32
       First Payment Date        12/25/2010   11/25/2009   10/25/2009   11/25/2009   12/25/2009   01/25/2010   01/25/2010
       Expected Final Maturity   03/25/2020   11/25/2016   09/25/2014   03/25/2013   01/25/2012   03/25/2011   01/25/2010
       Window                     51 - 162     38 - 122      37 - 96      38 - 78     39 - 64       40 - 54      40 - 40
-------------------------------------------------------------------------------------------------------------------------
M-3    WAL (yrs)                    8.95         6.64         5.25         4.43         3.92         3.61         3.32
       First Payment Date        12/25/2010   11/25/2009   10/25/2009   11/25/2009   11/25/2009   12/25/2009   01/25/2010
       Expected Final Maturity   03/25/2020   11/25/2016   09/25/2014   03/25/2013   01/25/2012   03/25/2011   01/25/2010
       Window                     51 - 162     38 - 122      37 - 96      38 - 78     38 - 64       39 - 54      40 - 40
-------------------------------------------------------------------------------------------------------------------------
M-4    WAL (yrs)                    8.95         6.64         5.25         4.43         3.88         3.60         3.32
       First Payment Date        12/25/2010   11/25/2009   10/25/2009   11/25/2009   11/25/2009   12/25/2009   01/25/2010
       Expected Final Maturity   03/25/2020   11/25/2016   09/25/2014   03/25/2013   01/25/2012   03/25/2011   01/25/2010
       Window                     51 - 162     38 - 122      37 - 96      38 - 78     38 - 64       39 - 54      40 - 40
-------------------------------------------------------------------------------------------------------------------------
M-5    WAL (yrs)                    8.95         6.64         5.25         4.40         3.88         3.56         3.32
       First Payment Date        12/25/2010   11/25/2009   10/25/2009   10/25/2009   11/25/2009   11/25/2009   01/25/2010
       Expected Final Maturity   03/25/2020   11/25/2016   09/25/2014   03/25/2013   01/25/2012   03/25/2011   01/25/2010
       Window                     51 - 162     38 - 122      37 - 96      37 - 78     38 - 64       38 - 54      40 - 40
-------------------------------------------------------------------------------------------------------------------------
M-6    WAL (yrs)                    8.95         6.64         5.25         4.40         3.88         3.55         3.26
       First Payment Date        12/25/2010   11/25/2009   10/25/2009   10/25/2009   11/25/2009   11/25/2009   12/25/2009
       Expected Final Maturity   03/25/2020   11/25/2016   09/25/2014   03/25/2013   01/25/2012   03/25/2011   01/25/2010
       Window                     51 - 162     38 - 122      37 - 96      37 - 78     38 - 64       38 - 54      39 - 40
-------------------------------------------------------------------------------------------------------------------------
B-1    WAL (yrs)                    8.95         6.64         5.25         4.40         3.86         3.55         3.26
       First Payment Date        12/25/2010   11/25/2009   10/25/2009   10/25/2009   10/25/2009   11/25/2009   12/25/2009
       Expected Final Maturity   03/25/2020   11/25/2016   09/25/2014   03/25/2013   01/25/2012   03/25/2011   01/25/2010
       Window                     51 - 162     38 - 122      37 - 96      37 - 78     37 - 64       38 - 54      39 - 40
-------------------------------------------------------------------------------------------------------------------------
B-2    WAL (yrs)                    8.86         6.58         5.19         4.35         3.81         3.51         3.18
       First Payment Date        12/25/2010   11/25/2009   10/25/2009   10/25/2009   10/25/2009   10/25/2009   11/25/2009
       Expected Final Maturity   03/25/2020   11/25/2016   09/25/2014   03/25/2013   01/25/2012   03/25/2011   01/25/2010
       Window                     51 - 162     38 - 122      37 - 96      37 - 78     37 - 64       37 - 54      38 - 40
-------------------------------------------------------------------------------------------------------------------------
B-3    WAL (yrs)                    8.44         6.23         4.91         4.12         3.63         3.32         3.14
       First Payment Date        12/25/2010   11/25/2009   10/25/2009   10/25/2009   10/25/2009   10/25/2009   10/25/2009
       Expected Final Maturity   03/25/2019   02/25/2016   01/25/2014   08/25/2012   08/25/2011   11/25/2010   11/25/2009
       Window                     51 - 150     38 - 113      37 - 88      37 - 71     37 - 59       37 - 50      37 - 38
-------------------------------------------------------------------------------------------------------------------------

1. Run using Structuring Assumptions as further described herein

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

                    Senior Schedule of Available Funds and
            Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

         Period         A-1 Cap (%)  A-2Cap (%)  A-3 Cap (%) A-4 Cap (%)
         ---------------------------------------------------------------
                        Actual/360   Actual/360  Actual/360   Actual/360

           0
           1               20.07       20.17        20.27       20.26
           2               20.07       20.17        20.27       20.26
           3               20.07       20.17        20.27       20.26
           4               20.07       20.17        20.27       20.26
           5               20.07       20.17        20.27       20.26
           6               20.07       20.17        20.27       20.26
           7               20.07       20.16        20.20       20.19
           8               19.97       19.97        19.97       19.97
           9               19.63       19.63        19.63       19.63
          10               19.47       19.47        19.47       19.47
          11               19.13       19.13        19.13       19.13
          12               18.89       18.89        18.89       18.89
          13               18.75       18.75        18.75       18.75
          14               18.41       18.41        18.41       18.41
          15               18.29       18.29        18.29       18.29
          16               17.96       17.96        17.96       17.96
          17               17.74       17.74        17.74       17.74
          18               17.76       17.76        17.76       17.76
          19               17.31       17.31        17.31       17.31
          20               17.22       17.22        17.22       17.22
          21               16.77       16.77        16.77       16.77
          22               16.62       16.62        16.62       16.62
          23               16.24       16.24        16.24       16.24
          24               16.03       16.03        16.03       16.03
          25                           15.99        15.99       15.99
          26                           15.67        15.67       15.67
          27                           15.66        15.66       15.66
          28                           15.36        15.36       15.36
          29                           15.21        15.21       15.21
          30                           15.55        15.55       15.55
          31                           14.87        14.87       14.87
          32                           14.88        14.88       14.88
          33                           14.58        14.58       14.58
          34                           14.42        14.42       14.42
          35                           13.65        13.65       13.65
          36                           13.52        13.52       13.52
          37                           27.75        27.75       27.75
          38                           14.20        14.20       14.20
          39                           14.29        14.29       14.29
          40                           13.98        13.98       13.98

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)   Run to maturity assuming 30% CPR, no losses and indices at 20%.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

         Period         A-1 Cap (%)  A-2Cap (%)  A-3 Cap (%) A-4 Cap (%)
         ---------------------------------------------------------------
                        Actual/360   Actual/360  Actual/360   Actual/360

          41                           14.01        14.01       14.01
          42                           14.65        14.65       14.65
          43                           13.79        13.79       13.79
          44                           13.92        13.92       13.92
          45                           13.57        13.57       13.57
          46                           13.75        13.75       13.75
          47                           13.55        13.55       13.55
          48                           13.45        13.45       13.45
          49                           13.60        13.60       13.60
          50                           13.25        13.25       13.25
          51                           13.41        13.41       13.41
          52                           13.08        13.08       13.08
          53                           13.00        13.00       13.00
          54                           13.73        13.73       13.73
          55                           12.82        12.82       12.82
          56                           12.99        12.99       12.99
          57                           12.40        12.40       12.40
          58                           12.06        12.06       12.06
          59                           12.23        12.23       12.23
          60                           12.26        12.26       12.26
          61                           12.54        12.54       12.54
          62                           12.15        12.15       12.15
          63                           12.56        12.56       12.56
          64                           12.18        12.18       12.18
          65                           12.19        12.19       12.19
          66                           13.05        13.05       13.05
          67                           12.22        12.22       12.22
          68                           12.63        12.63       12.63
          69                           12.24        12.24       12.24
          70                           12.67        12.67       12.67
          71                           12.28        12.28       12.28
          72                           12.29        12.29       12.29
          73                                        12.71       12.71
          74                                        12.32       12.32
          75                                        12.74       12.74
          76                                        12.36       12.36
          77                                        12.37       12.37
          78                                        13.72       13.72
          79                                        12.40       12.40
          80                                        12.83       12.83
          81                                        12.50       12.50
          82                                        13.40       13.40
          83                                        13.03       13.03
          84                                        13.06       13.06
          85                                        13.51       13.51
          86                                        13.09       13.09
          87                                        13.55       13.55
          88                                        13.13       13.13
          89                                        13.16       13.16
          90                                        14.59       14.59

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

         Period         A-1 Cap (%)  A-2Cap (%)  A-3 Cap (%) A-4 Cap (%)
         ---------------------------------------------------------------
                        Actual/360   Actual/360  Actual/360   Actual/360

          91                                        13.20       13.20
          92                                        13.66       13.66
          93                                        13.24       13.24
          94                                        13.71       13.71
          95                                        13.29       13.29
          96                                        13.32       13.32
          97                                        13.79       13.79
          98                                        13.37       13.37
          99                                        13.85       13.85
          100                                       13.43       13.43
          101                                       13.46       13.46
          102                                       14.93       14.93
          103                                       13.52       13.52
          104                                       14.00       14.00
          105                                       13.59       13.59
          106                                       14.07       14.07
          107                                       13.65       13.65
          108                                       13.69       13.69
          109                                       14.19       14.19
          110                                       13.77       13.77
          111                                       14.27       14.27
          112                                       13.85       13.85
          113                                       13.89       13.89
          114                                       14.90       14.90
          115                                       13.98       13.98
          116                                       14.49       14.49
          117                                       14.07       14.07
          118                                       14.59       14.59
          119                                       14.17       14.17
          120                                       14.23       14.23
          121                                       14.76       14.76
          122                                       14.34       14.34
          123                                       14.88       14.88
          124                                       14.46       14.46
          125                                       14.53       14.53
          126                                       16.17       16.17
          127                                       14.68       14.68
          128                                       15.26       15.26
          129                                       14.85       14.85
          130                                       15.44       15.44
          131                                       15.03       15.03
          132                                       15.13       15.13
          133                                       15.74       15.74
          134                                       15.34       15.34
          135                                       15.97       15.97
          136                                       15.57       15.57
          137                                       15.69       15.69
          138                                       17.52       17.52
          139                                       15.96       15.96
          140                                       16.64       16.64

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

         Period         A-1 Cap (%)  A-2Cap (%)  A-3 Cap (%) A-4 Cap (%)
         ---------------------------------------------------------------
                        Actual/360   Actual/360  Actual/360   Actual/360

          141                                       16.25       16.25
          142                                       16.95       16.95
          143                                       16.57       16.57
          144                                       16.74       16.74
          145                                       17.49       17.49
          146                                       17.12       17.12
          147                                       17.90       17.90
          148                                       17.54       17.54
          149                                       17.76       17.76
          150                                       19.93       19.93
          151                                       18.26       18.26
          152                                       19.15       19.15
          153                                       18.82       18.82
          154                                       19.77       19.77
          155                                       19.46       19.46
          156                                       19.81       19.81
          157                                       20.86       20.86
          158                                       20.59       20.59
          159                                       21.72       21.72
          160                                       21.49       21.49
          161                                       22.00       22.00
          162                                       24.10       24.10
          163                                       23.13       23.13
          164                                       24.57       24.57
          165                                       24.49       24.49
          166                                       26.10       26.10
          167                                       26.11       26.11
          168                                       27.05       27.05
          169                                       29.04       29.04
          170                                       29.27       29.27
          171                                       31.60       31.60
          172                                       32.06       32.06
          173                                       33.76       33.76
          174                                       39.53       39.53
          175                                       37.96       37.96
          176                                       41.97       41.97
          177                                       43.78       43.78
          178                                       49.19       49.19
          179                                       52.33       52.33
          180                                       58.30       58.30
          181                                       68.29       68.29
          182                                       76.67       76.67
          183                                       94.92       94.92
          184                                      115.49       115.49
          185                                      157.28       157.28
          186                                      278.07       278.07
          187                                         *           *

*For the Interest Accrual Period related to this Distribution Date, the Supplemental Interest Rate Cap Rate would exceed 1,000%.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

                  Subordinate Schedule of Available Funds and
            Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)  M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------------------------------------------------------------------------------------------------------------------------------------
         Actual/360    Actual/360    Actual/360    Actual/360   Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
  0
  1         20.30         20.31         20.34         20.41        20.42         20.49         20.90         21.05         21.95
  2         20.30         20.31         20.34         20.41        20.42         20.49         20.90         21.05         21.95
  3         20.30         20.31         20.34         20.41        20.42         20.49         20.90         21.05         21.95
  4         20.30         20.31         20.34         20.41        20.42         20.49         20.90         21.05         21.95
  5         20.30         20.31         20.34         20.41        20.42         20.49         20.90         21.05         21.95
  6         20.30         20.31         20.34         20.41        20.42         20.49         20.90         21.05         21.95
  7         20.16         20.16         20.17         20.20        20.21         20.23         20.40         20.46         20.83
  8         19.88         19.88         19.88         19.88        19.88         19.88         19.88         19.88         19.88
  9         19.54         19.54         19.54         19.54        19.54         19.54         19.54         19.54         19.54
 10         19.37         19.37         19.37         19.37        19.37         19.37         19.37         19.37         19.37
 11         19.03         19.03         19.03         19.03        19.03         19.03         19.03         19.03         19.03
 12         18.78         18.78         18.78         18.78        18.78         18.78         18.78         18.78         18.78
 13         18.64         18.64         18.64         18.64        18.64         18.64         18.64         18.64         18.64
 14         18.31         18.31         18.31         18.31        18.31         18.31         18.31         18.31         18.31
 15         18.18         18.18         18.18         18.18        18.18         18.18         18.18         18.18         18.18
 16         17.85         17.85         17.85         17.85        17.85         17.85         17.85         17.85         17.85
 17         17.62         17.62         17.62         17.62        17.62         17.62         17.62         17.62         17.62
 18         17.63         17.63         17.63         17.63        17.63         17.63         17.63         17.63         17.63
 19         17.18         17.18         17.18         17.18        17.18         17.18         17.18         17.18         17.18
 20         17.09         17.09         17.09         17.09        17.09         17.09         17.09         17.09         17.09
 21         16.64         16.64         16.64         16.64        16.64         16.64         16.64         16.64         16.64
 22         16.47         16.47         16.47         16.47        16.47         16.47         16.47         16.47         16.47
 23         16.09         16.09         16.09         16.09        16.09         16.09         16.09         16.09         16.09
 24         15.88         15.88         15.88         15.88        15.88         15.88         15.88         15.88         15.88
 25         15.82         15.82         15.82         15.82        15.82         15.82         15.82         15.82         15.82
 26         15.50         15.50         15.50         15.50        15.50         15.50         15.50         15.50         15.50
 27         15.48         15.48         15.48         15.48        15.48         15.48         15.48         15.48         15.48
 28         15.18         15.18         15.18         15.18        15.18         15.18         15.18         15.18         15.18
 29         15.02         15.02         15.02         15.02        15.02         15.02         15.02         15.02         15.02
 30         15.34         15.34         15.34         15.34        15.34         15.34         15.34         15.34         15.34
 31         14.67         14.67         14.67         14.67        14.67         14.67         14.67         14.67         14.67
 32         14.66         14.66         14.66         14.66        14.66         14.66         14.66         14.66         14.66
 33         14.36         14.36         14.36         14.36        14.36         14.36         14.36         14.36         14.36
 34         14.18         14.18         14.18         14.18        14.18         14.18         14.18         14.18         14.18
 35         13.41         13.41         13.41         13.41        13.41         13.41         13.41         13.41         13.41
 36         13.26         13.26         13.26         13.26        13.26         13.26         13.26         13.26         13.26
 37         13.32         13.32         13.32         13.32        13.32         13.32         13.32         13.32         13.32
 38         13.23         13.23         13.23         13.23        13.23         13.23         13.23         13.23         13.23
 39         13.32         13.32         13.32         13.32        13.32         13.32         13.32         13.32         13.32
 40         13.06         13.06         13.06         13.06        13.06         13.06         13.06         13.06         13.06
 41         13.09         13.09         13.09         13.09        13.09         13.09         13.09         13.09         13.09
 42         13.62         13.62         13.62         13.62        13.62         13.62         13.62         13.62         13.62

--------------------------------------------------------------------------------
(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider
(2)   Run to maturity assuming 30% CPR, no losses and indices at 20%.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)  M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------------------------------------------------------------------------------------------------------------------------------------
         Actual/360    Actual/360    Actual/360    Actual/360   Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
 43         12.86         12.86         12.86         12.86        12.86         12.86         12.86         12.86         12.86
 44         12.96         12.96         12.96         12.96        12.96         12.96         12.96         12.96         12.96
 45         12.65         12.65         12.65         12.65        12.65         12.65         12.65         12.65         12.65
 46         12.79         12.79         12.79         12.79        12.79         12.79         12.79         12.79         12.79
 47         12.62         12.62         12.62         12.62        12.62         12.62         12.62         12.62         12.62
 48         12.52         12.52         12.52         12.52        12.52         12.52         12.52         12.52         12.52
 49         12.64         12.64         12.64         12.64        12.64         12.64         12.64         12.64         12.64
 50         12.32         12.32         12.32         12.32        12.32         12.32         12.32         12.32         12.32
 51         12.45         12.45         12.45         12.45        12.45         12.45         12.45         12.45         12.45
 52         12.15         12.15         12.15         12.15        12.15         12.15         12.15         12.15         12.15
 53         12.07         12.07         12.07         12.07        12.07         12.07         12.07         12.07         12.07
 54         12.70         12.70         12.70         12.70        12.70         12.70         12.70         12.70         12.70
 55         11.89         11.89         11.89         11.89        11.89         11.89         11.89         11.89         11.89
 56         12.02         12.02         12.02         12.02        12.02         12.02         12.02         12.02         12.02
 57         11.70         11.70         11.70         11.70        11.70         11.70         11.70         11.70         11.70
 58         11.86         11.86         11.86         11.86        11.86         11.86         11.86         11.86         11.86
 59         11.96         11.96         11.96         11.96        11.96         11.96         11.96         11.96         11.96
 60         11.98         11.98         11.98         11.98        11.98         11.98         11.98         11.98         11.98
 61         12.24         12.24         12.24         12.24        12.24         12.24         12.24         12.24         12.24
 62         11.85         11.85         11.85         11.85        11.85         11.85         11.85         11.85         11.85
 63         12.25         12.25         12.25         12.25        12.25         12.25         12.25         12.25         12.25
 64         11.87         11.87         11.87         11.87        11.87         11.87         11.87         11.87         11.87
 65         11.87         11.87         11.87         11.87        11.87         11.87         11.87         11.87         11.87
 66         12.69         12.69         12.69         12.69        12.69         12.69         12.69         12.69         12.69
 67         11.87         11.87         11.87         11.87        11.87         11.87         11.87         11.87         11.87
 68         12.26         12.26         12.26         12.26        12.26         12.26         12.26         12.26         12.26
 69         11.87         11.87         11.87         11.87        11.87         11.87         11.87         11.87         11.87
 70         12.28         12.28         12.28         12.28        12.28         12.28         12.28         12.28         12.28
 71         11.89         11.89         11.89         11.89        11.89         11.89         11.89         11.89         11.89
 72         11.89         11.89         11.89         11.89        11.89         11.89         11.89         11.89
 73         12.28         12.28         12.28         12.28        12.28         12.28         12.28         12.28
 74         11.89         11.89         11.89         11.89        11.89         11.89         11.89         11.89
 75         12.29         12.29         12.29         12.29        12.29         12.29         12.29         12.29
 76         11.90         11.90         11.90         11.90        11.90         11.90         11.90         11.90
 77         11.91         11.91         11.91         11.91        11.91         11.91         11.91         11.91
 78         13.18         13.18         13.18         13.18        13.18         13.18         13.18         13.18
 79         11.91         11.91         11.91         11.91        11.91         11.91         11.91         11.91
 80         12.30         12.30         12.30         12.30        12.30         12.30         12.30
 81         11.97         11.97         11.97         11.97        11.97         11.97         11.97
 82         12.81         12.81         12.81         12.81        12.81         12.81         12.81
 83         12.45         12.45         12.45         12.45        12.45         12.45         12.45
 84         12.45         12.45         12.45         12.45        12.45         12.45         12.45
 85         12.87         12.87         12.87         12.87        12.87         12.87         12.87
 86         12.45         12.45         12.45         12.45        12.45         12.45
 87         12.87         12.87         12.87         12.87        12.87         12.87
 88         12.45         12.45         12.45         12.45        12.45         12.45
 89         12.45         12.45         12.45         12.45        12.45         12.45
 90         13.79         13.79         13.79         13.79        13.79         13.79
 91         12.45         12.45         12.45         12.45        12.45
 92         12.87         12.87         12.87         12.87        12.87

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)  M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------------------------------------------------------------------------------------------------------------------------------------
         Actual/360    Actual/360    Actual/360    Actual/360   Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
 93         12.45         12.45         12.45         12.45        12.45
 94         12.87         12.87         12.87         12.87        12.87
 95         12.45         12.45         12.45         12.45        12.45
 96         12.45         12.45         12.45         12.45        12.45
 97         12.87         12.87         12.87         12.87        12.87
 98         12.45         12.45         12.45         12.45
 99         12.87         12.87         12.87         12.87
 100        12.45         12.45         12.45         12.45
 101        12.45         12.45         12.45         12.45
 102        13.79         13.79         13.79         13.79
 103        12.45         12.45         12.45         12.45
 104        12.87         12.87         12.87
 105        12.45         12.45         12.45
 106        12.87         12.87         12.87
 107        12.45         12.45         12.45
 108        12.45         12.45         12.45
 109        12.87         12.87
 110        12.45         12.45
 111        12.87         12.87
 112        12.45         12.45
 113        12.45         12.45
 114        13.31         13.31
 115        12.45         12.45
 116        12.87         12.87
 117        12.45         12.45
 118        12.87
 119        12.45
 120        12.45
 121        12.87
 122        12.45
 123        12.87
 124        12.45

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

                                  Schedule A
                          Interest Rate Swap Schedule
                               Swap Rate: 5.22%

                 Swap Schedule                               Swap Schedule Continued
 Distribution    Swap Notional     Multiplier      Distribution   Swap Notional    Multiplier
     Date                                              Date
     10/25/2006  62,006,246.55         10              2/25/2010    6,618,833.43       10
     11/25/2006  58,957,359.79         10              3/25/2010    6,285,636.25       10
     12/25/2006  56,056,853.70         10              4/25/2010    5,968,666.59       10
      1/25/2007  53,297,543.95         10              5/25/2010    5,667,134.32       10
      2/25/2007  50,672,585.85         10              6/25/2010    5,380,287.80       10
      3/25/2007  48,175,439.30         10              7/25/2010    5,105,056.24       10
      4/25/2007  45,799,882.50         10              8/25/2010    4,845,588.71       10
      5/25/2007  43,534,024.98         10              9/25/2010    4,598,758.62       10
      6/25/2007  41,384,474.09         10             10/25/2010    4,363,950.63       10
      7/25/2007  39,339,591.64         10             11/25/2010    4,140,579.35       10
      8/25/2007  37,394,282.20         10             12/25/2010    3,928,087.89       10
      9/25/2007  35,543,698.37         10              1/25/2011    3,725,946.47       10
     10/25/2007  33,783,228.66         10              2/25/2011    3,533,651.11       10
     11/25/2007  32,108,486.04         10              3/25/2011    3,350,722.36       10
     12/25/2007  30,515,297.02         10              4/25/2011    3,176,704.10       10
      1/25/2008  28,999,691.23         10              5/25/2011    3,004,345.99       10
      2/25/2008  27,532,339.25         10              6/25/2011    2,837,664.79       10
      3/25/2008  26,162,011.72         10              7/25/2011    2,197,856.41       10
      4/25/2008  24,858,416.75         10              8/25/2011      247,531.56       10
      5/25/2008  23,607,350.04         10              9/25/2011       99,352.04       10
                                                  10/25/2011 and
      6/25/2008  22,016,694.99         10             thereafter            0.00       0
      7/25/2008  20,615,009.88         10
      8/25/2008  19,447,868.57         10
      9/25/2008  18,392,432.34         10
     10/25/2008  17,427,763.05         10
     11/25/2008  16,549,604.51         10
     12/25/2008  15,714,212.83         10
      1/25/2009  14,919,505.77         10
      2/25/2009  14,163,502.46         10
      3/25/2009  13,423,102.25         10
      4/25/2009  12,609,779.61         10
      5/25/2009  11,966,271.84         10
      6/25/2009  11,328,322.67         10
      7/25/2009  10,225,029.35         10
      8/25/2009   8,694,850.85         10
      9/25/2009   8,184,038.38         10
     10/25/2009   7,753,059.94         10
     11/25/2009   7,724,309.99         10
     12/25/2009   7,337,274.93         10
      1/25/2010   6,969,088.64         10

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

Structuring Assumptions

o the Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption,

o no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

o scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

o the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, mortgage rate and remaining term to stated maturity, so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to stated maturity, in some cases following an interest only period, as indicated in the table below,

o prepayments are allocated as described in this preliminary termsheet and in the freewriting prospectus without giving effect to loss and delinquency tests,

o the initial Class Principal Balance of each Class of Offered Certificates is as set forth on page 2 of this preliminary termsheet,

o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

o distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

o the Closing Date of the sale of the Certificates is September 29th, 2006,

o neither the Seller nor any Originator is required to repurchase or substitute for any Mortgage Loan,

o the levels of the One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR, and One-Year CMT Indices remain constant at 5.330%, 5.420%, 5.395%, 5.020% respectively,

o the Mortgage Rate on each Mortgage Loan with an adjustable Mortgage Rate will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Initial and Subsequent Periodic Rate Caps (as applicable), set forth in the table below,

o scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above, in some cases, following an interest only period, and

o The loans consists of 213 Mortgage Loans with the following characteristics

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

                                                                     Original    Remaining
                                 Cut-off                   Current    Term to     Term to     Initial   Subsequent
                                   Date        Current       Net      Stated      Stated     Periodic    Periodic
                 Index          Principal      Mortgage   Mortgage   Maturity    Maturity      Rate        Rate
  Type           Name          Balance ($)     Rate (%)   Rate (%)   (Months)    (Months)     Cap (%)    Cap (%)
--------------------------------------------------------------------------------------------------------------------
ARM              6 mth Libor    1,239,381.27   7.98501     7.61001      360         358       2.00000    2.00000
ARM              6 mth Libor       76,669.86   8.87500     8.50000      360         357       2.00000    2.00000
ARM              6 mth Libor      154,296.40   8.00000     7.62500      360         359       2.00000    2.00000
ARM              6 mth Libor      398,623.51   7.00000     6.62500      360         358       2.00000    2.00000
ARM              6 mth Libor      285,526.54   9.12500     8.75000      360         355       3.00000    1.00000
ARM              6 mth Libor      152,466.11   7.62500     7.25000      360         357       3.00000    1.00000
ARM              6 mth Libor      438,857.11   6.75000     6.37500      360         357       3.00000    1.00000
ARM              6 mth Libor      573,181.54   8.57500     8.20000      360         352       3.00000    1.00000
ARM              6 mth Libor       74,763.85   7.25000     6.87500      360         356       3.00000    1.00000
ARM              6 mth Libor    2,218,371.14   7.25665     6.88165      360         356       3.00000    1.00000
ARM              6 mth Libor      460,794.03   6.75000     6.37500      360         356       3.00000    1.00000
ARM              6 mth Libor       85,149.96   7.40000     7.02500      360         343       3.00000    1.00000
ARM              6 mth Libor      219,617.50   8.75000     8.37500      360         357       3.00000    1.00000
ARM              6 mth Libor      203,531.44   7.37500     7.00000      360         357       6.00000    2.00000
ARM              6 mth Libor      130,400.00   8.25000     7.87500      360         357       3.00000    1.00000
ARM              6 mth Libor      496,300.00   6.50000     6.12500      360         357       2.00000    2.00000
ARM              6 mth Libor    1,275,894.00   7.68944     7.31444      360         357       2.00000    2.00000
ARM              6 mth Libor    2,518,077.00   7.71081     7.33581      360         357       3.00000    1.00000
ARM              6 mth Libor      320,000.00   7.50000     7.12500      360         357       3.00000    1.00000
ARM              6 mth Libor      372,000.00   8.75000     8.37500      360         357       3.00000    1.00000
ARM              6 mth Libor    1,743,700.00   7.14365     6.76865      360         358       2.00000    2.00000
ARM              6 mth Libor      336,000.00   6.50000     6.12500      360         358       2.00000    2.00000
ARM              6 mth Libor      311,920.00   6.25000     5.87500      360         358       2.00000    1.00000
ARM              6 mth Libor    2,012,400.00   6.78590     6.41090      360         359       2.00000    2.00000
ARM              6 mth Libor      104,000.00   8.25000     7.87500      360         357       2.00000    2.00000
ARM              6 mth Libor      321,113.00   7.69220     7.31720      360         356       3.00000    1.00000
ARM              6 mth Libor    1,378,450.00   7.61088     7.23588      360         357       3.00000    1.00000
ARM              6 mth Libor      102,290.00   7.87500     7.50000      360         356       3.00000    1.00000
ARM              6 mth Libor    1,069,640.00   7.79366     7.41866      360         356       3.00000    1.00000
ARM              6 mth Libor       46,500.00   8.00000     7.62500      360         357       3.00000    1.00000
ARM              6 mth Libor      204,720.00   6.75000     6.37500      360         356       3.00000    1.00000
ARM              6 mth Libor    6,740,627.56   7.35117     6.97617      360         356       3.00000    1.00000
ARM              6 mth Libor      492,250.00   6.58989     6.21489      360         357       3.00000    1.00000
ARM              6 mth Libor      319,904.97   7.87500     7.50000      360*        359       2.00000    2.00000
ARM              6 mth Libor      337,248.30   7.35000     6.97500      360*        357       3.00000    1.00000
ARM               1 yr Libor      671,624.24   6.60332     6.22832      360         359       2.00000    2.00000
ARM               1 yr Libor      987,490.51   6.87500     6.50000      360         357       2.00000    2.00000
ARM               1 yr Libor      924,713.46   7.01207     6.63707      360         353       6.00000    2.00000
ARM               1 yr Libor      917,500.00   6.83004     6.45504      360         357       2.00000    2.00000
ARM               1 yr Libor    1,306,961.35   5.91957     5.54457      360         348       6.00000    2.00000
ARM               1 yr Libor      188,850.00   7.62500     7.25000      360         360       6.00000    2.00000
ARM               1 yr Libor      405,000.00   7.12500     6.75000      360         357       4.00000    2.00000
ARM               1 yr Libor      392,560.00   7.18922     6.81422      360         359       6.00000    2.00000
ARM               1 yr Libor      492,000.00   6.50000     6.12500      360         358       6.00000    2.00000
ARM               1 yr Libor      520,000.00   7.50000     7.12500      360         356       6.00000    2.00000
ARM              6 mth Libor    7,265,270.70   7.34170     6.96670      360         358       2.00000    2.00000
ARM              6 mth Libor    2,465,797.30   6.97114     6.59614      360         358       2.00000    2.00000
ARM              6 mth Libor      415,086.43   7.60000     7.22500      360         357       3.00000    1.00000
ARM              6 mth Libor      151,649.14   7.35000     6.97500      360         357       3.00000    1.00000
ARM              6 mth Libor    1,739,438.25   6.63441     6.25941      360         357       3.00000    1.00000
ARM              6 mth Libor    1,298,054.24   7.38449     7.00949      360         358       6.00000    2.00000
ARM              6 mth Libor      130,196.09   8.00000     7.62500      360         356       6.00000    2.00000
ARM              6 mth Libor      460,084.41   7.67366     7.29866      360         358       6.00000    2.00000
ARM              6 mth Libor      779,900.00   7.90893     7.53393      360         357       2.00000    1.31786
ARM              6 mth Libor    1,340,800.00   7.35076     6.97576      360         354       6.00000    2.00000
ARM              6 mth Libor    3,156,116.00   8.07301     7.69801      360         358       2.00000    2.00000
ARM              6 mth Libor      391,783.28   7.87500     7.50000      360         357       2.00000    2.00000
ARM              6 mth Libor      304,000.00   6.87500     6.50000      360         357       2.00000    2.00000
ARM              6 mth Libor    1,391,996.00   6.80629     6.43129      360         357       2.00000    2.00000


                            Maximum     Minimum                    Rate      Remaining
                  Gross     Mortgage    Mortgage    Months to     Reset     Interest-Only
                 Margin       Rate        Rate      Next Rate   Frequency      Period
  Type             (%)        (%)         (%)      Adjustment    (Months)     (Months)
-----------------------------------------------------------------------------------------
ARM              5.00000    13.98501    7.13183        22           6           N/A
ARM              5.00000    14.87500    5.00000        21           6           N/A
ARM              5.00000    14.00000    8.00000        23           6           N/A
ARM              5.00000    13.00000    7.00000        22           6           N/A
ARM              5.00000    15.12500    9.12500        19           6           N/A
ARM              5.00000    13.62500    7.62500        21           6           N/A
ARM              3.87500    12.75000    3.87500        21           6           N/A
ARM              6.62500    14.57500    8.57500        16           6           N/A
ARM              5.00000    13.25000    7.25000        20           6           N/A
ARM              5.10597    13.25665    7.25063        20           6           N/A
ARM              6.75000    12.75000    6.75000        20           6           N/A
ARM              5.44000    14.40000    7.40000         7           6           N/A
ARM              3.50000    14.75000    3.50000        21           6           N/A
ARM              3.50000    13.37500    3.50000        21           6           N/A
ARM              5.00000    14.25000    8.25000        21           6            21
ARM              5.00000    12.50000    6.50000        21           6            57
ARM              5.45584    13.68944    5.80841        21           6            57
ARM              7.00526    13.71081    7.00526        21           6            57
ARM              3.87500    13.50000    7.50000        21           6            57
ARM              8.75000    11.75000    8.75000        21           6            57
ARM              5.00000    13.14365    6.27878        22           6           118
ARM              5.00000    12.50000    6.50000        22           6           118
ARM              5.00000    12.25000    5.00000        22           6           118
ARM              5.00000    12.78590    5.99012        23           6           119
ARM              5.00000    14.25000    5.00000        21           6           117
ARM              5.00000    13.69220    7.69220        20           6           116
ARM              4.27926    13.45244    6.31986        21           6           117
ARM              5.00000    13.87500    7.87500        20           6           116
ARM              5.00000    13.79366    7.79366        20           6           116
ARM              5.00000    14.00000    8.00000        21           6           117
ARM              5.00000    12.75000    6.75000        20           6           116
ARM              4.99251    13.35117    6.99382        20           6           116
ARM              3.74016    12.10995    4.13021        21           6           117
ARM              5.00000    13.87500    7.87500        23           6           N/A
ARM              6.85000    13.35000    6.85000        21           6           N/A
ARM              2.25000    12.60332    3.73396        35           12          N/A
ARM              2.25000    12.87500    2.25000        33           12          N/A
ARM              2.25000    13.01207    2.30923        29           12          N/A
ARM              2.25000    12.83004    2.25000        33           12           33
ARM              2.25000    11.91957    2.25000        24           12           24
ARM              2.25000    13.62500    2.25000        36           12           36
ARM              1.87500    12.12500    1.87500        33           12          117
ARM              2.25000    13.18922    2.25000        35           12          119
ARM              2.25000    12.50000    2.25000        34           12          118
ARM              2.25000    13.50000    2.25000        32           12          116
ARM              4.93563    13.23212    6.77566        34           6           N/A
ARM              5.00000    12.97114    6.01118        34           6           N/A
ARM              7.60000    13.60000    7.60000        33           6           N/A
ARM              7.35000    13.35000    7.35000        33           6           N/A
ARM              4.47735    12.36842    4.74334        33           6           N/A
ARM              3.65472    13.38449    4.04259        34           6           N/A
ARM              5.00000    14.00000    8.00000        32           6           N/A
ARM              3.89877    13.67366    3.89877        34           6           N/A
ARM              3.12412    13.90893    3.52145        33           6            33
ARM              2.25000    13.35076    2.25000        30           6            30
ARM              5.00000    13.81685    8.07301        34           6            58
ARM              5.00000    13.87500    7.87500        33           6            57
ARM              5.00000    12.87500    5.00000        33           6            57
ARM              5.00000    12.80629    6.80629        33           6            57

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

                                                                     Original    Remaining
                                 Cut-off                   Current    Term to     Term to     Initial   Subsequent
                                   Date        Current       Net      Stated      Stated     Periodic    Periodic
                 Index          Principal      Mortgage   Mortgage   Maturity    Maturity      Rate        Rate
  Type           Name          Balance ($)     Rate (%)   Rate (%)   (Months)    (Months)     Cap (%)    Cap (%)
---------------------------------------------------------------------------------------------------------------------
ARM              6 mth Libor    2,400,200.00   7.28322     6.90822      360         357       2.00000    2.00000
ARM              6 mth Libor      476,799.99   8.40973     8.03473      360         357       3.00000    1.42953
ARM              6 mth Libor   10,231,918.00   7.39711     7.02211      360         357       3.00000    1.00000
ARM              6 mth Libor      137,200.00   6.87500     6.50000      360         359       6.00000    2.00000
ARM              6 mth Libor      236,000.00   7.25000     6.87500      360         356       6.00000    2.00000
ARM              6 mth Libor   16,310,487.00   7.43182     7.05682      360         358       2.00000    1.98627
ARM              6 mth Libor      325,950.00   7.62500     7.25000      360         359       2.00000    2.00000
ARM              6 mth Libor      693,520.00   7.14790     6.77290      360         358       2.00000    2.00000
ARM              6 mth Libor      368,000.00   6.62500     6.25000      360         357       2.00000    2.00000
ARM              6 mth Libor   12,374,275.63   6.83939     6.46439      360         358       2.00000    2.00000
ARM              6 mth Libor    1,597,591.55   6.14976     5.77476      360         357       3.00000    1.00000
ARM              6 mth Libor    1,899,000.00   7.69871     7.32371      360         358       3.00000    1.00000
ARM              6 mth Libor      386,700.00   6.62500     6.25000      360         356       3.00000    1.00000
ARM              6 mth Libor    7,643,500.00   7.23142     6.85642      360         358       3.00000    1.00000
ARM              6 mth Libor      532,000.00   7.00000     6.62500      360         358       5.00000    1.00000
ARM              6 mth Libor    3,742,452.20   6.84940     6.47440      360         354       6.00000    2.00000
ARM              6 mth Libor      721,211.50   7.18762     6.81262      360         354       6.00000    1.50096
ARM              6 mth Libor      260,000.00   6.62500     6.25000      360         357       6.00000    2.00000
ARM              6 mth Libor       91,200.00   6.75000     6.37500      360         358       6.00000    2.00000
ARM              6 mth Libor      360,000.00   7.37500     7.00000      360         359       6.00000    2.00000
ARM              6 mth Libor    3,555,500.00   6.73020     6.35520      360         357       6.00000    1.85937
ARM              6 mth Libor      749,814.29   8.50000     8.12500      360*        359       2.00000    2.00000
ARM              6 mth Libor      221,648.36   6.37500     6.00000      360*        358       2.00000    2.00000
ARM              6 mth Libor      767,258.02   7.66892     7.29392      360*        357       3.00000    1.00000
ARM              6 mth Libor      723,692.82   7.70720     7.33220      360*        359       6.00000    2.00000
ARM               1 yr Libor    1,912,147.48   7.36813     7.11813      360         357       5.00000    2.00000
ARM               1 yr Libor   10,236,384.48   7.55263     7.17763      360         358       5.00000    2.00000
ARM               1 yr Libor      599,457.59   6.50000     6.12500      360         359       5.00000    2.00000
ARM               1 yr Libor    1,367,986.53   7.10550     6.73050      360         357       5.00000    2.00000
ARM               1 yr Libor    8,321,050.60   7.72082     7.34582      360         358       6.00000    2.00360
ARM               1 yr Libor      380,240.59   7.62500     7.25000      360         359       6.00000    2.00000
ARM               1 yr Libor      136,674.27   8.30039     7.92539      360         359       6.00000    2.00000
ARM               1 yr Libor    1,030,035.26   7.58714     7.21214      360         358       6.00000    2.00000
ARM                 1 yr CMT      235,128.84   5.75000     5.37500      360         345       5.00000    2.00000
ARM               1 yr Libor    2,887,641.00   6.79379     6.41879      360         358       5.00000    2.00000
ARM               1 yr Libor      436,000.00   6.87500     6.50000      360         357       5.00000    2.00000
ARM               1 yr Libor      152,000.00   7.87500     7.50000      360         357       5.00000    2.00000
ARM               1 yr Libor      417,000.00   7.25000     6.87500      360         355       5.00000    2.00000
ARM               1 yr Libor      271,775.20   6.75000     6.37500      360         358       5.00000    2.00000
ARM               1 yr Libor    5,176,112.00   7.66031     7.28531      360         359       6.00000    2.00894
ARM               1 yr Libor      685,500.00   7.99544     7.62044      360         358       6.00000    2.00000
ARM               1 yr Libor      175,000.00   7.62500     7.25000      360         358       6.00000    2.00000
ARM               1 yr Libor      434,900.00   7.48480     7.10980      360         359       6.00000    2.00000
ARM               1 yr Libor   20,217,630.22   7.57268     7.32268      360         358       5.00000    2.00000
ARM               1 yr Libor   23,893,314.09   7.52669     7.15169      360         358       5.00000    2.00000
ARM               1 yr Libor      624,000.00   7.50000     7.12500      360         358       5.00000    2.00000
ARM               1 yr Libor      638,750.00   6.87500     6.50000      360         355       5.00000    2.00000
ARM               1 yr Libor      326,250.00   7.87500     7.50000      360         358       5.00000    2.00000
ARM               1 yr Libor      646,400.00   7.28976     6.91476      360         357       5.00000    2.00000
ARM               1 yr Libor   31,088,758.90   7.67095     7.29595      360         358       6.00000    2.00000
ARM               1 yr Libor      122,800.00   7.25000     6.87500      360         359       6.00000    2.00000
ARM               1 yr Libor      860,000.00   7.92209     7.54709      360         359       6.00000    2.00000
ARM               1 yr Libor      790,400.00   8.75000     8.37500      360         358       6.00000    2.00000
ARM               1 yr Libor      148,000.00   7.50000     7.12500      360         360       6.00000    2.00000
ARM               1 yr Libor      399,600.00   7.76802     7.39302      360         358       6.00000    2.00000
ARM               1 yr Libor      141,600.00   7.25000     6.87500      360         359       6.00000    2.00000
ARM               1 yr Libor    8,852,903.00   7.60145     7.22645      360         358       6.00000    2.00000
ARM              6 mth Libor      131,891.80   7.00000     6.62500      360         359       2.00000    2.00000
ARM              6 mth Libor      838,075.60   7.41263     7.03763      360         357       3.00000    1.00000
ARM              6 mth Libor      206,245.38   6.50000     6.12500      360         356       3.00000    1.00000
ARM              6 mth Libor       87,846.99   8.75000     8.37500      360         357       3.00000    1.00000
ARM              6 mth Libor    1,684,897.71   7.89364     7.51864      360         357       5.00000    1.00000


                            Maximum     Minimum                    Rate      Remaining
                  Gross     Mortgage    Mortgage    Months to     Reset     Interest-Only
                 Margin       Rate        Rate      Next Rate   Frequency      Period
  Type             (%)        (%)         (%)      Adjustment    (Months)     (Months)
-----------------------------------------------------------------------------------------
ARM              5.00000    13.28322    7.05815        33           6            57
ARM              7.01376    14.40973    7.01376        33           6            57
ARM              7.20491    13.34434    7.22281        33           6            57
ARM              5.00000    12.87500    6.62500        35           6            59
ARM              5.00000    13.25000    5.00000        32           6            56
ARM              4.94705    13.31067    6.79261        34           6           118
ARM              5.00000    13.62500    7.62500        35           6           119
ARM              5.00000    13.14790    6.51201        34           6           118
ARM              5.00000    12.62500    6.62500        33           6           117
ARM              5.00000    12.83939    6.27523        34           6           118
ARM              2.33450    10.46623    2.54992        33           6           117
ARM              2.34479    13.69871    3.19153        34           6           118
ARM              3.87500    12.62500    3.87500        32           6           116
ARM              2.63317    13.19479    3.25128        34           6           118
ARM              3.25000    12.00000    3.25000        34           6           118
ARM              3.56368    12.84940    3.83379        30           6           114
ARM              3.87717    13.18762    3.87717        30           6           114
ARM              5.00000    12.62500    5.00000        33           6           117
ARM              5.00000    12.75000    5.00000        34           6           118
ARM              5.00000    13.37500    7.37500        35           6           119
ARM              3.77064    12.73020    4.13548        33           6           117
ARM              5.00000    14.50000    8.50000        35           6           N/A
ARM              5.00000    12.37500    5.00000        34           6           N/A
ARM              7.40585    13.66892    7.40585        33           6           N/A
ARM              3.99708    13.70720    4.47084        35           6           N/A
ARM              2.25000    12.36813    2.25000        57           12          N/A
ARM              2.25000    12.55263    2.26318        58           12          N/A
ARM              2.25000    11.50000    2.25000        59           12          N/A
ARM              2.25000    12.10550    2.25000        57           12          N/A
ARM              2.25000    13.72082    2.39181        58           12          N/A
ARM              2.25000    13.62500    2.25000        59           12          N/A
ARM              2.25000    14.30039    2.25000        59           12          N/A
ARM              2.25000    13.58714    2.25000        58           12          N/A
ARM              2.75000    10.75000    2.75000        45           12          N/A
ARM              2.25000    11.79379    2.25078        58           12           58
ARM              2.25000    11.87500    2.25000        57           12           57
ARM              2.25000    12.87500    2.25000        57           12           57
ARM              3.25000    12.25000    3.25000        55           12           55
ARM              2.25000    11.75000    2.25000        58           12           58
ARM              2.25000    13.66031    2.25000        59           12           59
ARM              2.67597    13.99544    2.67597        58           12           58
ARM              2.25000    13.62500    2.25000        58           12           58
ARM              2.25000    13.48480    2.25000        59           12           59
ARM              2.25000    12.57268    2.25000        58           12          118
ARM              2.24545    12.52669    2.24545        58           12          118
ARM              2.25000    12.50000    2.25000        58           12          118
ARM              2.25000    11.87500    2.25000        55           12          115
ARM              2.25000    12.87500    2.25000        58           12          118
ARM              2.25000    12.28976    2.28976        57           12          117
ARM              2.25000    13.67095    2.26978        58           12          118
ARM              2.25000    13.25000    2.25000        59           12          119
ARM              2.46860    13.92209    2.46860        59           12          119
ARM              2.25000    14.75000    2.25000        58           12          118
ARM              2.25000    13.50000    2.25000        60           12          120
ARM              2.25000    13.76802    2.25000        58           12          118
ARM              2.25000    13.25000    2.25000        59           12          119
ARM              2.27028    13.61303    2.39374        58           12          118
ARM              5.00000    13.00000    7.00000        59           6           N/A
ARM              3.87500    13.41263    5.85380        57           6           N/A
ARM              5.00000    12.50000    6.50000        56           6           N/A
ARM              3.87500    14.75000    3.87500        57           6           N/A
ARM              2.25000    12.89364    2.46275        57           6           N/A

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

                                                                     Original    Remaining
                                 Cut-off                   Current    Term to     Term to     Initial   Subsequent
                                   Date        Current       Net      Stated      Stated     Periodic    Periodic
                 Index          Principal      Mortgage   Mortgage   Maturity    Maturity      Rate        Rate
  Type           Name          Balance ($)     Rate (%)   Rate (%)   (Months)    (Months)     Cap (%)    Cap (%)
---------------------------------------------------------------------------------------------------------------------
ARM              6 mth Libor       51,718.64   8.50000     8.12500      360         359       5.00000    1.00000
ARM              6 mth Libor      630,000.00   8.75000     8.37500      360         360       5.00000    1.00000
ARM              6 mth Libor      199,762.99   8.62500     8.25000      360         358       5.00000    1.00000
ARM              6 mth Libor      359,170.82   8.25000     7.87500      360         359       5.00000    1.00000
ARM              6 mth Libor    2,912,378.18   7.31808     6.94308      360         358       5.00000    1.00000
ARM              6 mth Libor   17,680,296.53   7.73127     7.35627      360         358       6.00000    2.00000
ARM              6 mth Libor      415,388.34   7.56974     7.19474      360         358       6.00000    2.00000
ARM              6 mth Libor      299,542.04   7.37500     7.00000      360         358       6.00000    2.00000
ARM              6 mth Libor      247,621.43   7.37500     7.00000      360         358       6.00000    2.00000
ARM              6 mth Libor    6,987,563.61   7.57909     7.20409      360         358       6.00000    2.00000
ARM              6 mth Libor      152,016.27   6.25000     5.87500      360         356       6.00000    2.00000
ARM              6 mth Libor      344,000.00   6.50000     6.12500      360         359       5.00000    1.00000
ARM              6 mth Libor    2,153,103.00   7.72416     7.34916      360         357       3.00000    1.00000
ARM              6 mth Libor    1,404,000.00   8.00313     7.62813      360         357       3.00000    1.00000
ARM              6 mth Libor      368,000.00   7.87500     7.50000      360         357       3.00000    1.00000
ARM              6 mth Libor      324,000.00   7.50000     7.12500      360         357       3.00000    1.00000
ARM              6 mth Libor      176,000.00   8.37500     8.00000      360         356       3.00000    1.00000
ARM              6 mth Libor      868,000.00   8.52535     8.15035      360         357       3.00000    1.00000
ARM              6 mth Libor      359,992.00   8.12500     7.75000      360         357       3.00000    1.00000
ARM              6 mth Libor    2,753,680.00   7.56365     7.18865      360         357       3.00000    1.00000
ARM              6 mth Libor      560,000.00   7.99000     7.61500      360         357       3.00000    1.00000
ARM              6 mth Libor      440,000.00   7.25000     6.87500      360         358       3.00000    1.00000
ARM              6 mth Libor    3,881,174.82   7.51205     7.26205      360         358       5.00000    1.00000
ARM              6 mth Libor    8,214,341.77   8.13648     7.76148      360         358       5.00000    1.00000
ARM              6 mth Libor      959,920.00   7.76917     7.39417      360         358       5.00000    1.00000
ARM              6 mth Libor    7,009,704.00   7.82676     7.45176      360         357       5.00000    1.04019
ARM              6 mth Libor   12,175,270.00   7.78332     7.40832      360         358       6.00000    2.00000
ARM              6 mth Libor      380,877.00   8.25000     7.87500      360         359       6.00000    2.00000
ARM              6 mth Libor    3,151,896.00   7.59235     7.21735      360         358       6.00000    2.00000
ARM              6 mth Libor      170,000.00   8.08353     7.70853      360         357       2.00000    2.00000
ARM              6 mth Libor    1,039,977.10   7.41399     7.03899      360         356       3.00000    1.00000
ARM              6 mth Libor   27,050,102.90   7.54467     7.16967      360         357       5.00000    1.02071
ARM              6 mth Libor    1,969,600.00   7.50980     7.13480      360         358       5.00000    1.00000
ARM              6 mth Libor      372,000.00   7.87500     7.50000      360         358       5.00000    1.00000
ARM              6 mth Libor    3,189,993.26   7.91651     7.54151      360         358       5.00000    1.04263
ARM              6 mth Libor    4,327,450.00   6.88341     6.50841      360         357       5.00000    1.06193
ARM              6 mth Libor      138,400.00   7.50000     7.12500      360         358       5.00000    1.00000
ARM              6 mth Libor   20,526,489.06   7.38596     7.01096      360         357       5.00000    1.00647
ARM              6 mth Libor      197,500.00   7.87500     7.50000      360         358       5.00000    2.00000
ARM              6 mth Libor      224,000.00   8.37500     8.00000      360         358       5.00000    2.00000
ARM              6 mth Libor   81,483,996.88   7.58066     7.20566      360         358       6.00000    1.99661
ARM              6 mth Libor   13,627,860.00   7.57028     7.19528      360         359       6.00000    2.00000
ARM              6 mth Libor    5,177,500.00   7.70267     7.32767      360         357       6.00000    1.90420
ARM              6 mth Libor    3,960,510.00   7.14603     6.77103      360         358       6.00000    2.00000
ARM              6 mth Libor      120,000.00   7.50000     7.12500      360         359       6.00000    2.00000
ARM              6 mth Libor      186,000.00   7.87500     7.50000      360         357       6.00000    2.00000
ARM              6 mth Libor      987,120.00   7.51796     7.14296      360         358       6.00000    2.00000
ARM              6 mth Libor      292,000.00   8.50000     8.12500      360         359       6.00000    2.00000
ARM              6 mth Libor      148,800.00   7.00000     6.62500      360         357       6.00000    2.00000
ARM              6 mth Libor      446,250.00   6.27966     5.90466      360         357       6.00000    2.00000
ARM              6 mth Libor      132,160.00   6.87500     6.50000      360         359       6.00000    2.00000
ARM              6 mth Libor   71,053,172.13   7.36935     6.99435      360         358       6.00000    1.98832
ARM              6 mth Libor      810,000.00   7.62500     7.25000      360         358       6.00000    2.00000
ARM              6 mth Libor      228,000.00   7.00000     6.62500      360         359       6.00000    2.00000
ARM              6 mth Libor      292,000.00   7.37500     7.00000      360         359       6.00000    2.00000
ARM              6 mth Libor    3,325,586.86   6.49567     6.12067      360         357       6.00000    2.00000
ARM              6 mth Libor      295,803.61   7.50000     7.12500      360*        358       6.00000    2.00000
ARM               1 yr Libor    3,658,325.95   7.82605     7.45105      360         358       6.00000    2.00000
ARM               1 yr Libor    1,510,589.32   7.90168     7.52668      360         357       6.00000    2.00000
ARM               1 yr Libor      208,000.00   7.00000     6.62500      360         359       5.00000    2.00000
ARM               1 yr Libor      208,780.00   7.84163     7.46663      360         358       6.00000    2.00000
ARM               1 yr Libor      520,000.00   7.25000     6.87500      360         358       6.00000    2.00000


                            Maximum     Minimum                    Rate      Remaining
                  Gross     Mortgage    Mortgage    Months to     Reset     Interest-Only
                 Margin       Rate        Rate      Next Rate   Frequency      Period
  Type             (%)        (%)         (%)      Adjustment    (Months)     (Months)
-----------------------------------------------------------------------------------------
ARM              2.25000    13.50000    2.25000        59           6           N/A
ARM              2.25000    13.75000    2.25000        60           6           N/A
ARM              2.75000    13.62500    2.75000        58           6           N/A
ARM              2.25000    13.25000    3.25000        59           6           N/A
ARM              2.47861    12.31808    2.48821        58           6           N/A
ARM              2.65450    13.73127    3.85870        58           6           N/A
ARM              2.25000    13.56974    2.25000        58           6           N/A
ARM              2.75000    13.37500    7.37500        58           6           N/A
ARM              2.25000    13.37500    2.25000        58           6           N/A
ARM              2.88954    13.57909    3.52571        58           6           N/A
ARM              3.62500    12.25000    3.62500        56           6           N/A
ARM              2.25000    11.50000    2.25000        59           6            2
ARM              3.87500    13.72416    6.03132        57           6            57
ARM              3.87500    14.00313    6.86161        57           6            57
ARM              3.87500    13.87500    7.87500        57           6            57
ARM              3.87500    13.50000    7.50000        57           6            57
ARM              3.87500    14.37500    8.37500        56           6            56
ARM              3.87500    14.52535    5.24539        57           6            57
ARM              3.87500    14.12500    8.12500        57           6            57
ARM              3.87500    13.56365    5.57872        57           6            57
ARM              3.87500    13.99000    4.99000        57           6            57
ARM              3.87500    13.25000    7.25000        58           6            58
ARM              2.25000    12.51205    2.25000        58           6            58
ARM              2.25000    13.15437    2.50871        58           6            58
ARM              2.25000    12.76917    2.64420        58           6            58
ARM              2.26248    12.82676    2.36343        57           6            57
ARM              2.36721    13.78332    3.01001        58           6            58
ARM              2.25000    14.25000    2.25000        59           6            59
ARM              2.66375    13.59235    6.68550        58           6            58
ARM              2.47235    14.08353    5.02941        57           6           117
ARM              4.52697    13.41399    6.16691        56           6           116
ARM              2.92130    12.54467    3.07879        57           6           117
ARM              2.25000    12.50980    2.42389        58           6           118
ARM              2.25000    12.87500    2.25000        58           6           118
ARM              2.40752    12.91651    2.52772        58           6           118
ARM              2.88527    11.88341    2.88527        57           6           117
ARM              2.25000    12.50000    2.25000        58           6           118
ARM              2.59885    12.38596    2.71873        57           6           117
ARM              5.00000    12.87500    5.00000        58           6           118
ARM              5.00000    13.37500    5.00000        58           6           118
ARM              2.63790    13.58066    3.21043        58           6           118
ARM              2.35258    13.57028    2.35258        59           6           119
ARM              2.65367    13.70267    2.66902        57           6           117
ARM              3.44889    13.14603    4.07946        58           6           118
ARM              2.25000    13.50000    2.25000        59           6           119
ARM              2.25000    13.87500    2.25000        57           6           117
ARM              2.74875    13.51796    3.44411        58           6           118
ARM              2.75000    14.50000    2.75000        59           6           119
ARM              3.37500    13.00000    3.37500        57           6           117
ARM              2.30508    12.27966    2.30508        57           6           117
ARM              2.25000    12.87500    2.25000        59           6           119
ARM              2.76841    13.36975    3.68792        58           6           118
ARM              2.25000    13.62500    2.25000        58           6           118
ARM              3.12500    13.00000    3.12500        59           6           119
ARM              3.12500    13.37500    3.12500        59           6           119
ARM              3.13046    12.49567    3.13046        57           6           117
ARM              2.25000    13.50000    2.25000        58           6           N/A
ARM              2.25000    13.82605    2.25000        82           12          N/A
ARM              2.25000    13.90168    2.25000        81           12          N/A
ARM              2.25000    12.00000    2.25000        83           12           83
ARM              2.25000    13.84163    2.25000        82           12           82
ARM              2.25000    13.25000    2.25000        82           12           82

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

                                                                     Original    Remaining
                                 Cut-off                   Current    Term to     Term to     Initial   Subsequent
                                   Date        Current       Net      Stated      Stated     Periodic    Periodic
                 Index          Principal      Mortgage   Mortgage   Maturity    Maturity      Rate        Rate
  Type           Name          Balance ($)     Rate (%)   Rate (%)   (Months)    (Months)     Cap (%)    Cap (%)
--------------------------------------------------------------------------------------------------------------------
ARM               1 yr Libor      230,993.00   8.37500     8.00000      360         357       6.00000    2.00000
ARM               1 yr Libor      814,400.00   7.54629     7.17129      360         359       5.00000    2.00000
ARM               1 yr Libor   14,583,748.92   7.49530     7.12030      360         357       6.00000    2.00000
ARM               1 yr Libor      560,000.00   8.12500     7.75000      360         356       6.00000    2.00000
ARM               1 yr Libor      548,000.00   7.37500     7.00000      360         356       6.00000    2.00000
ARM               1 yr Libor    2,804,000.00   7.06393     6.68893      360         356       6.00000    2.00000
ARM              6 mth Libor       99,865.37   8.00000     7.62500      360         358       5.00000    1.00000
ARM              6 mth Libor    1,987,934.73   7.96120     7.58620      360         357       6.00000    1.50741
ARM              6 mth Libor      498,907.42   7.62500     7.25000      360         357       6.00000    1.00000
ARM              6 mth Libor      155,177.41   7.87500     7.50000      360         356       6.00000    1.00000
ARM              6 mth Libor      157,066.18   8.00000     7.62500      360         356       6.00000    1.00000
ARM              6 mth Libor      559,200.00   8.53219     8.15719      360         357       5.00000    1.00000
ARM              6 mth Libor    1,509,100.00   7.57494     7.19994      360         357       6.00000    2.00000
ARM              6 mth Libor    1,524,625.25   7.70653     7.33153      360         356       5.00000    1.00000
ARM              6 mth Libor      151,200.00   8.50000     8.12500      360         356       5.00000    1.00000
ARM              6 mth Libor      297,500.00   7.50000     7.12500      360         356       5.00000    1.00000
ARM              6 mth Libor   13,863,179.97   7.79283     7.41783      360         357       6.00000    1.71543
ARM              6 mth Libor      975,000.00   7.87500     7.50000      360         357       6.00000    2.00000
ARM              6 mth Libor    3,689,200.00   7.28800     6.91300      360         357       6.00000    2.00000
ARM              6 mth Libor    1,024,200.00   7.43175     7.05675      360         356       6.00000    1.00000
ARM              6 mth Libor    7,022,297.00   7.67547     7.30047      360         357       6.00000    1.84165
ARM              6 mth Libor      201,318.94   7.37500     7.00000      360         356       6.00000    1.00000
ARM              6 mth Libor      783,565.36   8.12500     7.75000      360*        358       6.00000    2.00000
ARM              1 mth Libor      394,124.22   6.62500     6.25000      360         352       5.37500    uncapped
ARM              6 mth Libor    1,000,000.00   8.50000     8.12500      360         358       5.00000    1.00000
ARM               1 yr Libor       39,916.27   5.75000     5.37500      360         358       2.00000    2.00000
ARM                 1 yr CMT      226,994.02   7.62500     7.25000      360         354       2.00000    2.00000
ARM              1 mth Libor      436,500.00   7.37500     7.00000      360         349       4.62500    uncapped
ARM               1 yr Libor    1,657,000.00   8.09920     7.72420      360         356       2.00000    2.00000
ARM               1 yr Libor      360,000.00   7.25000     6.87500      360         352       2.00000    2.00000


                           Maximum     Minimum                    Rate      Remaining
                 Gross     Mortgage    Mortgage    Months to     Reset     Interest-Only
                Margin       Rate        Rate      Next Rate   Frequency      Period
  Type            (%)        (%)         (%)      Adjustment    (Months)     (Months)
----------------------------------------------------------------------------------------
ARM             2.25000    14.37500    2.25000        81           12           81
ARM             2.25000    12.54629    2.25000        83           12          119
ARM             2.25000    13.49530    2.25000        81           12          117
ARM             2.25000    14.12500    2.25000        80           12          116
ARM             2.25000    13.37500    2.25000        80           12          116
ARM             2.25000    13.06393    2.25000        80           12          116
ARM             2.25000    13.00000    2.25000        82           6           N/A
ARM             2.49629    13.96120    2.58302        81           6           N/A
ARM             2.75000    13.62500    2.75000        81           6           N/A
ARM             2.75000    13.87500    2.75000        80           6           N/A
ARM             2.75000    14.00000    2.75000        80           6           N/A
ARM             2.25000    13.53219    2.25000        81           6            81
ARM             2.25000    13.57494    2.25000        81           6            81
ARM             2.25000    12.70653    2.25000        80           6           116
ARM             2.25000    13.50000    2.25000        80           6           116
ARM             3.75000    12.50000    3.75000        80           6           116
ARM             2.39229    13.79283    2.39229        81           6           117
ARM             2.25000    13.87500    2.25000        81           6           117
ARM             2.25000    13.28800    2.25000        81           6           117
ARM             2.75000    13.43175    2.75000        80           6           116
ARM             2.38291    13.67547    2.38291        81           6           117
ARM             2.75000    13.37500    2.75000        80           6           116
ARM             2.25000    14.12500    2.25000        82           6           N/A
ARM             3.00000    12.00000    6.62500         1           1           112
ARM             2.25000    13.50000    2.25000         4           6            58
ARM             2.50000    11.75000    2.50000        10           12          N/A
ARM             2.75000    13.62500    7.62500         6           12          N/A
ARM             3.00000    12.00000    7.37500         1           12          109
ARM             2.47454    14.04828    6.97047         8           12          116
ARM             2.25000    13.25000    7.25000         4           12          112

* Balloon Loan.  Original Amortization Term is 480.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

              Preliminary Collateral Information for MSM 06-13ARX
                               Alt-A Collateral
                               630MM (+ / - 10%)

Product Mix                                            1%                 Short ARMs              70%           5yr ARMs
                                                       4%                   2yr ARMs              10%          7yr  ARMs
                                                       15%                  3yr ARMs
GWAC                                                   7.50% (+/- 10bps)
GWAC Range                                             5.25% - 10.375%
NWAC                                                   7.13% (+/- 10bps)

Floating Rate Index                                    0.1% - 1mo LIBOR           75% - 6mo LIBOR,
                                                       25% - 1yr LIBOR              0.1% - 1yr CMT
WA Net Margin                                          2.60% (+/- .10%)

Cap Structure                                          Initial:          5.09% Avg (+/- 5%)
                                                       Periodic:         2.00% (+/- 5%) (some are 1% semi-annual)
                                                       Lifetime:         5.74% Avg (+/- 5%)

WA MTR                                                 54 months (+/-3)
WALA                                                   2 month (+/- 3)
Average loan size                                      $325,000 (+/- 50k)
Conforming Balance                                     60% (+/- 10%)
Max loan size                                          $2,000,000
Average LTV                                            78% (+/- 10%)
Max Loans > 80 LTV with no MI or Pledged Assets        0.5%
Average FICO                                           691 (+/- 10 points)
Minimum FICO                                           580
Full / Alt documentation                               10% (+/- 10%)
Max no documentation                                   13%
Interest Only                                          85% (+/- 10%)
Owner occupied                                         76% (+/- 10%)
Property type                                          80% single family detached/PUD (+/- 10%)
Investor properties                                    20% (+/- 10%)
Loan purpose                                           24% cash-out refinance (+/- 10%)
Prepay penalties                                       45% (5% - 2yr, 32% - 3yr, 1% - 5yr) (+/- 10%)
California Concentration                               42% (+/- 10%)

Note: All characteristics are preliminary and are subject to the final collateral pool

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

                                   EXHIBIT 1

The mortgage rate (the "Mortgage Rate") of each of the Mortgage Loans with an adjustable Mortgage Rate will be fixed for a certain period of time after the origination of that Mortgage Loan (which, in the case of certain Mortgage Loans may be as short as six months). Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an "Adjustment Date"), to equal the sum of, rounded to the nearest 0.125% of (1):

o if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the "One-Year CMT Index", and each of the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a "Mortgage Index"),

The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the "FICO Scores" tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

"Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

The model used in this prospectus supplement with respect to the Mortgage Loans assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. 0% CPR assumes no prepayments. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
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                                   EXHIBIT 2
                           GMAC Mortgage Corporation
General

      GMAC Mortgage Corporation is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

      GMAC Mortgage Corporation began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage Corporation.

      GMAC Mortgage Corporation maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

      The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage Corporation.

                      ---------------------------------
                      |   General Motors Corporation  |
                      ---------------------------------
                                      |
                                      |
                      ---------------------------------
                      |   General Motors Acceptance   |
                      |          Corporation          |
                      |             (GMAC)            |
                      ---------------------------------
                                      |
                                      |
                      ---------------------------------
                      |Residential Capital Corporation|
                      |            (ResCap)           |
                      ---------------------------------
                                      |
                                      |
                      ---------------------------------
                      |     GMAC Mortgage Company     |
                      ---------------------------------

   Servicing Activities

      GMAC Mortgage Corporation generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

      As of June 30, 2006, GMAC Mortgage Corporation acted as primary servicer and owned the corresponding servicing rights on approximately 2,127,293 of residential mortgage loans having an aggregate unpaid principal balance of approximately $263 billion, and GMAC Mortgage Corporation acted as subservicer (and did not own the corresponding servicing rights) on approximately 287,640 loans having an aggregate unpaid principal balance of over $42.5 billion.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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      The following tables set forth the mortgage loans serviced by GMAC
Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $194.9 billion, $32.9 billion, $18.3 billion and $17.2 billion during the six months ending June 30, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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                      GMAC Mortgage Corporation PRIMARY SERVICING PORTFOLIO
                                ($ IN MILLIONS)

                                       For the Six
                                       Months Ended
                                         June 30,                     For the Year Ended December 31,
                                      -------------   --------------------------------------------------------------
                                          2006             2005             2004            2003            2002
                                      -------------   --------------   -------------   --------------   ------------
Prime conforming mortgage loans
     No. of Loans .................      1,420,904       1,392,870        1,323,249       1,308,284        1,418,843
     Dollar Amount of Loans .......       $194,872        $186,364         $165,521        $153,601         $150,421
     Percentage Change ............           4.57%          12.59%            7.76%           2.11%             N/A
          from Prior Year
Prime non-conforming mortgage loans
     No. of Loans .................         69,793          69,488           53,119          34,041           36,225
     Dollar Amount of Loans .......        $32,896         $32,385          $23,604         $13,937          $12,543
     Percentage Change ............           1.58%          37.20%           69.36%          11.12%             N/A
          from Prior Year
Government mortgage loans
     No. of Loans .................        179,721         181,679          191,844         191,023          230,085
     Dollar Amount of Loans .......        $18,342         $18,098          $18,328         $17,594          $21,174
     Percentage Change ............           1.35%          (1.25)%           4.17%         (16.91)%            N/A
          from Prior Year
Second-lien mortgage loans
     No. of Loans .................        456,875         392,261          350,334         282,128          261,416
     Dollar Amount of Loans .......        $17,226         $13,034          $10,374          $7,023           $6,666
     Percentage Change ............          32.16%          25.64%           47.71%           5.36%             N/A
          from Prior Year
Total mortgage loans serviced
     No. of Loans .................      2,127,293       2,036,298        1,918,546       1,815,476        1,946,569
     Dollar Amount of Loans .......       $263,336        $249,881         $217,827        $192,155         $190,804
     Percentage Change ............           5.38%          14.72%           13.36%           0.71%             N/A
          from Prior Year

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material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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            Billing and Payment Procedures. As servicer, GMAC Mortgage
Corporation collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage Corporation sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                               September 13, 2006
Securitized Products Group     [GRAPHIC OMITTED]
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